UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material under §240.14a-12
CAESARS ENTERTAINMENT, INC.
(Name of Registrant as Specified in its Charter)

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2024

ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

CAESARS ENTERTAINMENT®

I am pleased to invite you to our 2024 annual meeting of shareholders, which will be held on Tuesday, June 11, 2024 at 9:00 a.m. Pacific Time. Our annual meeting will be conducted in-person at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, Nevada 89501. You will be able to vote your shares at the annual meeting.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the Securities and Exchange Commission, we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about May 2, 2024, we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your Proxy Card, and return it in the envelope provided.

On behalf of the officers and directors of Caesars Entertainment, Inc., I thank you for your interest in the company and hope that you will be able to attend our annual meeting. We appreciate your continued support.

Yours Truly, GARY L. CARANO Executive Chairman, Board of Directors

NOTICE IS HEREBY GIVEN that the 2024 annual meeting of shareholders (the “Annual Meeting”) of Caesars Entertainment, Inc. (referred to herein as “us”, “we”, “Caesars” or the “Company”) will be held at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, Nevada 89501, on Tuesday, June 11, 2024 at 9:00 a.m. Pacific Time, for the following purposes:

1.

To elect the ten (10) director nominees to our board of directors (the “Board of Directors”), each to serve as a director until the 2025 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal;

2.	To hold an advisory vote to approve named executive officer compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

4.	To approve the Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan;

5.

To consider and vote on a shareholder proposal requesting that the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties; and

6.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Shareholders entitled to notice of, and to vote at, the Annual Meeting will be determined as of the close of business on April 15, 2024, the record date fixed by the Board of Directors for such purposes. A list of these shareholders is available at our corporate offices and will be available at the Annual Meeting.

The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of the Company’s stock by attending the meeting. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

By order of the Board of Directors

Edmund L. Quatmann, Jr., Secretary

April 29, 2024

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 11, 2024: Our Proxy Statement and Fiscal Year 2023 Annual Report to Shareholders are available at www.proxyvote.com. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, BY MAIL, OR DURING THE ANNUAL MEETING. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE.

i

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Caesars Entertainment, Inc. for use at the annual meeting of shareholders to be held on June 11, 2024 (the “Annual Meeting”).

As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about May 2, 2024 we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials, including a paper copy of our annual report on Form 10-K with financial statements for the year ended December 31, 2023. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

This Proxy Statement and form of proxy are to be first sent to shareholders on or about the date stated on the accompanying Notice of Annual Meeting of Shareholders.

ABOUT CAESARS ENTERTAINMENT, INC.

Caesars Entertainment, Inc. (referred to herein as “us”, “we”, “Caesars” or the “Company”) (NASDAQ: CZR) is the largest casino-entertainment company in the U.S., and one of the world’s most diversified casino-entertainment providers.

Since its beginning in Reno, Nevada, in 1937, the Company has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. The Company offers gaming, entertainment and hospitality amenities, one-of-a-kind destinations and mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the Company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership.

1

PURPOSE OF THE MEETING

PROPOSAL 1

To Elect the Ten (10) Director Nominees to our Board, Each to Serve as a Director Until the 2025 Annual Meeting of Shareholders, or Until Such Director’s Respective Successor is Duly Elected and Qualified or, if Earlier, Until Such Director’s Death, Resignation or Removal.

 The Board recommends that shareholders vote FOR each director nominee.

The Board has nominated all ten (10) current directors, Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Kim Harris Jones, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg and David P. Tomick, to be elected to serve a one-year term until the annual meeting of shareholders in 2025 or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal.

• Nominees bring extensive expertise and relevant skills to drive the Company’s success

• Slate promotes diversity of viewpoints arising out of diverse experience, age and gender

PROPOSAL 2

To Approve, on an Advisory, Non-binding Basis, Named Executive Officer Compensation.

 The Board recommends that shareholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, on an advisory, non-binding basis.

We are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended.

PROPOSAL 3

To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2024.

 The Board recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.

Shareholders may vote to ratify the Audit Committee’s reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.

PROPOSAL 4

To Approve the Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan.

 The Board recommends that shareholders vote FOR the approval of the Second Amended and Restated 2015 Equity Incentive Plan.

Shareholders may vote to approve the Second Amended and Restated 2015 Equity Incentive Plan which, among other things, increases the number of shares available and extends the right to grant awards for ten years.

2	2024 PROXY STATEMENT

PROPOSAL 5

To Consider and Vote on a Shareholder Proposal Requesting that the Board of Directors Commission and Disclose a Report on the Potential Cost Savings Through the Adoption of a Smokefree Policy for Caesars Entertainment Properties.

 The Board recommends that shareholders vote AGAINST the shareholder proposal requesting that the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties.

The Company has received a shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties. The report, prepared at reasonable cost and omitting confidential and proprietary information, should be published within six months following the 2024 shareholders meeting.

3

At the Annual Meeting, shareholders are being asked to elect ten (10) director nominees to our Board, each to serve as a director until the 2025 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal. Your Board believes that each of the ten nominees possesses the qualifications and attributes that are critical for effective oversight of the Company and are directly relevant to Caesars’ business, strategy and operations.

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Shareholders may not vote their shares cumulatively in the election of directors.

Under our Corporate Governance Guidelines, in an uncontested election, any Director nominated for re-election who does not receive the requisite majority of FOR votes must submit an offer of resignation to the Board. The Nominating and Corporate Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

Shares represented by all proxies received by us and not marked to vote FOR, AGAINST, or ABSTAIN, for any individual director, or for all directors, will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

4	2024 PROXY STATEMENT

Gary L. Carano Executive Chairman of the Board Director since July 2020 (Director of ERI since September 2014)

Bonnie S. Biumi Audit Committee Director since July 2020 (Director of ERI since May 2017)

Jan Jones Blackhurst Corporate Social Responsibility Committee (Chair) Director since July 2020

Frank J. Fahrenkopf Nominating and Corporate Governance Committee (Chair) Director since July 2020 (Director of ERI since September 2014)

Kim Harris Jones Board Member Director Since April 2024

Don R. Kornstein Vice Chairman Compensation Committee (Chair), Corporate Social Responsibility Committee, and Nominating and Corporate Governance Committee Director since July 2020

Courtney R. Mather Compensation Committee, Audit Committee, and Corporate Social Responsibility Committee Director since July 2020

Michael E. Pegram Compensation Committee Director since July 2020 (Director of ERI since September 2014)

Thomas R. Reeg Chief Executive Officer Director since July 2020 (Director of ERI since September 2014)

David P. Tomick Lead Independent Director Audit Committee (Chair), Nominating and Corporate Governance Committee Director since July 2020 (Director of ERI since September 2014)

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BOARD COMPOSITION AND NOMINATION PROCESS

OUR BOARD OF DIRECTORS

During 2023, our Board consisted of Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg and David P. Tomick.

In April 2024, the Board expanded from nine to ten members and elected Kim Harris Jones as a member of the Board subject to all necessary regulatory approvals. Ms. Harris Jones was identified as a potential nominee by our Nominating and Corporate Governance Committee as part of a search performed with the assistance of a third-party search firm engaged by the Board. Each of the nominees for election is a current Director and, other than Ms. Harris Jones, was previously elected at the Company’s 2023 Annual Meeting of Shareholders.

Below is information as of April 15, 2024 concerning the business experience and qualifications of each of our 2024 director nominees.

6	2024 PROXY STATEMENT

DIRECTOR NOMINEES

  Age: 72

  Director Since: July 2020 (Director of

  ERI since September 2014)

  Committees: None

EXPERIENCE

Mr. Gary L. Carano has been Executive Chairman of our Board since July 2020 and was Executive Chairman of Eldorado Resorts, Inc. (“ERI”) from September 2014 until July 2020, and Chief Executive Officer of ERI from September 2014 until December 31, 2018, when he became Executive Chairman. Previously, Mr. Gary L. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC from 2009 to September 2014. Mr. Gary L. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino from its opening in 1995 to September 2014. Mr. Gary L. Carano is the President and a member of the board of directors of Recreational Enterprises, Inc. (“REI”), a less than 5% shareholder of the Company and a partial owner of G PEG I, LLC, which owns and operates five casinos in the Reno and Carson City area. Mr. Gary L. Carano has served on a number of charitable boards and foundations in the state of Nevada. Mr. Gary L. Carano is Mr. Anthony L. Carano’s father.

QUALIFICATIONS

Mr. Gary L. Carano brings to the Board extensive experience in the gaming and hospitality industry and deep familiarity with the business of the Company.

  Age: 62

  Director Since: July 2020 (Director
  of ERI since May 2017)

  Committees: Audit

EXPERIENCE

Ms. Biumi has served on the Board since July 2020 and served on the board of ERI from May 2017 until July 2020. Ms. Biumi was President and Chief Financial Officer of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels, from 2007 to 2012. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and PricewaterhouseCoopers. Ms. Biumi was a member of the board of directors of Isle of Capri Casinos, Inc. from 2012 to 2017, Home Properties, Inc., from 2013 to 2015 and Retail Properties of America, Inc. from 2015 to 2021, all publicly traded companies, and Virgin Cruises Intermediate, a private company, from 2022 to 2023. Ms. Biumi serves on the board of Kite Realty Trust Group, a publicly traded company, and on the boards of Virgin Cruises Limited, a private company. She is a Certified Public Accountant.

QUALIFICATIONS

Ms. Biumi brings to the Board important perspectives with respect to leadership, financial and risk management and has extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as service on the boards of other public companies.

7

  Age: 75

  Director Since: July 2020

  Committees: Corporate Social
  Responsibility (Chair)

EXPERIENCE

Ms. Jones Blackhurst has served on the Board since July 2020. Ms. Jones Blackhurst served as a director of Caesars Entertainment Corporation (“CEC”) from October 2019 until the merger in July 2020. Ms. Jones Blackhurst served as Executive Vice President, Public Policy, and Corporate Responsibility of CEC from May 2017 through September 2019. Ms. Jones Blackhurst also served as Executive Vice President of Communications and Government Relations of CEC from November 2011 until May 2017 and as Senior Vice President of Communications and Government Relations of CEC from November 1999 to November 2011. Ms. Jones also served as Executive Vice President of Communications and Government Relations of Caesars Entertainment Operating Company, Inc. (“CEOC”) from November 2011 until October 2017. Ms. Jones Blackhurst has over 20 years of experience in the gaming industry and has played a key role in innovating responsible gaming programs that are now used throughout the industry. Ms. Jones Blackhurst serves as the Chairwoman of the Public Education Foundation. She also became Chief Executive-In-Residence of the UNLV International Gaming Institute, where she was a popular faculty member and key player in the “Expanding the Leaderverse” initiative. She became Executive Director of the UNLV Black Fire Leadership Initiative in January 2021. She has also served as a board member of World Choice Investment, LLC since April 2023 and is on the board of directors of Esports Entertainment Group, Inc. since March 2022. Since February 2021, Ms. Jones Blackhurst has served as a director of Gaming & Hospitality Acquisition Corp. Prior to joining CEC, Ms. Jones Blackhurst served two terms as Mayor of Las Vegas, from 1991 until 1999.

QUALIFICATIONS

Ms. Blackhurst brings to the Board significant experience in corporate social responsibility matters, specifically within the gaming industry, including policies on responsible gaming and government relations experience.

  Age: 84

  Director Since: July 2020 (Director
  of ERI since September 2014)

  Committees: Nominating and
  Corporate Governance (Chair)

EXPERIENCE

Mr. Fahrenkopf has served on the Board since July 2020 and served on the board of ERI from September 2014 until July 2020. He served as President and Chief Executive Officer of the American Gaming Association (“AGA”), an organization that represents the commercial casino-entertainment industry by addressing federal legislation and regulatory issues, from July 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co-chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf also sits on the board of directors of 12 NYSE-listed public investment companies: Gabelli Equity Trust, Inc. (GAB), Gabelli Utility Trust (GUT), Gabelli Global Multimedia Trust (GGT), Gabelli Dividend and Income Trust (GDV), Gabelli Gold and Natural Resources and Income Trust (GGN), Gabelli Small & Midcap Value Fund (GGZ), Bancroft Fund (BCV), Ellsworth Growth & Income Trust (ECF) and four additional investment companies within the Gabelli Innovations Trust.

QUALIFICATIONS

Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a public company director.

8	2024 PROXY STATEMENT

  Age: 64

  Director Since: April 2024

  Committees: To Be Determined

EXPERIENCE

Ms. Harris Jones was elected to serve on the Board in April 2024. Ms. Harris Jones has served as Senior Vice President and Corporate Controller of Mondelez International from 2012 until she retired in 2015. Prior to that, she served as Senior Vice President and Corporate Controller at Kraft Foods Inc. from 2009 until 2012. Prior to her time at Kraft, Ms. Harris Jones had a 17-year career at Chrysler LLC, where her final role was Senior Vice President, Corporate Controller from 2008 to 2009. Before Chrysler, she spent six years at General Motors. Ms. Harris Jones also serves as a director of TrueBlue, Inc. (NYSE: TBI) since May 2016 where she serves as Chair of the Audit Committee, and serves as a member of the Corporate Governance and Nominating Committee and Innovation and Technology Committee, United Rentals, Inc. (NYSE: URI) since May 2018 where she serves as Chair of the Audit Committee and a member of the Compensation Committee and Fossil Group, Inc. (NASDAQ: FOSL) since October 2019 where she serves as a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

QUALIFICATIONS

Ms. Harris Jones has been selected to serve as a director because of her extensive management, financial, and business experience at large, complex corporations and her service as a director on various public company boards.

  Age: 72

  Director Since: July 2020

  Committees: Compensation (Chair),
  Nominating and Corporate Governance,
  Corporate Social Responsibility

EXPERIENCE

Mr. Kornstein has served on the Board since July 2020 and is the Vice Chairman of the Board. He founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC, an advisory firm engaged in the business of mergers and acquisitions and capital raising for companies and entrepreneurs. Mr. Kornstein served as Chairman of Caesars Entertainment U.K., Ltd. from November 2020 until its sale in July 2021. He was a director of CEC from October 2017 until the merger in July 2020, at which time he joined the board. During his tenure, Mr. Kornstein also served as Chairman of the Transaction Committee and the Strategy & Finance Committee. Mr. Kornstein served on the board of directors of Caesars Acquisition Company from January 2014 until its merger with CEC. He previously served as a non-executive Director on the Board of Gala Coral Group, Ltd., a diversified gaming company based in the United Kingdom, from June 2010 until its merger with Ladbrokes PLC in November 2016. He served as Chairman of the board of directors of Affinity Gaming, Inc., a casino gaming company, from March 2010 until January 2014, and Chief Restructuring Officer and Chairman of the board of directors of Bally Total Fitness Corporation. Mr. Kornstein has also served as a member of the boards of directors of Circuit City Stores, Inc., Cash Systems, Inc., Shuffle Master, Inc. and Varsity Brands, Inc. Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., which was a NYSE listed gaming company until its sale, and was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc.

QUALIFICATIONS

Mr. Kornstein brings to the Board his experience in the gaming and entertainment industries, experience as a chairman, president and chief executive officer, strategy and finance expertise and experience serving on several boards of directors.

9

  Age: 47

  Director Since: July 2020

  Committees: Compensation, Audit,
  Corporate Social Responsibility

EXPERIENCE

Mr. Mather has served on the Board since July 2020 and previously served as a director of CEC from March 2019 until the Merger in July 2020. Since January 2022, Mr. Mather has served as CEO and CIO of Vision One, an investment fund. Mr. Mather served as Portfolio Manager/Managing Director of Icahn Capital LP, from April 2014 to March 2020. Prior to joining Icahn Capital LP, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of Triumph Group since July 2023 and Newell Brands Inc. since March 2018. Mr. Mather was previously a director of: Cheniere Energy Inc. from May 2018 to February 2021; Conduent Inc. from December 2016 to February 2021; Herc Holdings Inc. from June 2016 to August 2019; Ferrous Resources Limited from June 2015 to July 2019; Freeport-McMoRan Inc. from October 2015 to March 2019; Federal-Mogul Holdings Corporation from May 2015 to January 2017; Viskase Companies Inc. from June 2015 to March 2016; American Railcar Industries Inc. from July 2014 to March 2016; CVR Refining LP from May 2014 to March 2016; and CVR Energy Inc. from May 2014 to March 2016. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst, and Certified Financial Risk Manager professional designations.

QUALIFICATIONS

Mr. Mather brings to the Board his significant business and financial expertise and experience providing strategic advice and guidance to companies on matters such as risk management through his service as a director on various public company boards of directors.

  Age: 72

  Director Since: July 2020 (Director
  of ERI since September 2014)

  Committees: Compensation

EXPERIENCE

Mr. Pegram has served on the Board since July 2020 and served on the board of ERI from September 2014 until July 2020. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram is the managing member of G PEG I, LLC, which owns and operates five casinos in the Reno and Carson City area. Mr. Pegram has more than 45 years of experience owning and operating 25 successful McDonald’s franchises through AMT Investments. Mr. Pegram is the former Chairman of the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998 Breeders’ Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders’ Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram served as a director of Skagit State Bancorp from April 1997 to November 2018.

QUALIFICATIONS

Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various casino operations.

10	2024 PROXY STATEMENT

  Age: 52

  Director Since: July 2020 (Director
  of ERI since September 2014)

  Committees: None

EXPERIENCE

Mr. Reeg has served on our Board since July 2020 and served on the board of ERI from September 2014 until July 2020. Mr. Reeg served as Chief Financial Officer of ERI from March 2016 to May 2019 and became Chief Executive Officer in January 2019. Mr. Reeg served as President from September 2014 until December 31, 2018. Mr. Reeg served as a member of the board of managers of Eldorado Resorts LLC from December 2007 to September 2014, as Senior Vice President of Strategic Development for Eldorado Resorts LLC from January 2011 to September 2014 and a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg is a Vice President and a member the board of directors of REI., a less than 5% shareholder of the Company and a partial owner of G PEG I, LLC, which owns and operates five casinos in the Reno and Carson City area. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which was a shareholder of ours, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. From 2002 to 2005, Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group (“AIG”), where he was responsible for co-management of the high-yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high-yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets.

QUALIFICATIONS

Mr. Reeg has been selected to serve as a director because of his extensive financial experience and his familiarity with the business of the Company.

  Age: 72

  Director Since: July 2020 (Director
  of ERI since September 2014)

  Committees: Audit (Chair),
  Nominating and Corporate Governance

EXPERIENCE

Mr. Tomick is our Lead Independent Director and has served on the Board since July 2020 and served on the board of ERI from September 2014 until July 2020. Mr. Tomick co-founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008 to 2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004, Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE-listed wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President-Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick currently serves on the board of directors of Casalu, Inc. since October 2020, Gryppers, Inc., since July 2016, Autocam Medical since 2008 and First Choice Packaging since 2006 and has served on the board of the following organizations: Autocam Corporation (2008-2014), NuLink Digital (2010-2016) and TransLoc, Inc.(2005-2016).

QUALIFICATIONS

Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

11

SELECTION OF DIRECTORS

DIRECTOR NOMINATIONS—QUALIFICATIONS, SKILLS, TENURE, DIVERSITY & INCLUSION

Qualifications

The Nominating and Corporate Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Corporate Governance Committee Charter. In identifying candidates, the Nominating and Corporate Governance Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Corporate Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Corporate Governance Committee evaluates a candidate’s independence and his or her background and relationships, and expertise in the context of our Board’s needs.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to us; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with us and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of shareholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with us and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities and moral and ethical bearing; and (viii) the ability to work constructively with our other directors and management. The Nominating and Corporate Governance Committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the Board that the Nominating and Corporate Governance Committee has identified.

Under the Nominating and Corporate Governance Committee Charter, shareholders may recommend nominees for director to the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. The Nominating and Corporate Governance Committee will evaluate nominees recommended by shareholders in the same manner as those recommended by the Nominating and Corporate Governance Committee. Shareholders wishing to submit recommendations of director candidates for consideration by the Nominating and Corporate Governance Committee should send the candidate’s name and qualifications to our Corporate Secretary at 100 West Liberty Street, 12th Floor, Reno, Nevada 89501.

Diversity and Inclusion

In recruiting and evaluating new director candidates, the Nominating and Corporate Governance Committee also considers such factors as gender and diversity. The Nominating and Corporate Governance Committee considers gender and ethnic/racial diversity because having diverse backgrounds and points of view benefits our Board and the Company. Searches for director candidates include persons who bring diversity with respect to self-identified characteristics, such as gender, race, ethnicity and sexual orientation. We believe that each director contributes to the Board’s overall diversity by way of these characteristics, and also by way of each director’s unique opinions, perspectives and personal and professional experiences and backgrounds.

Skills, Experience and Competencies

In addition to these baseline qualifications, the Nominating and Corporate Governance Committee considers such factors as industry background, financial and business experience, public company experience and other relevant education and experience. The Nominating and Corporate Governance Committee and other members of the Board believe it is important for the full Board to leverage the individual skills and experience of each director in order to fulfill its oversight role, and support the interests of shareholders as a collective body.

Below is a summary of certain skills, experience and competencies that the Board considers of particular relevance, along with an explanation as to why each such skill, experience and competency supports the overall function of the Board. The yellow shading indicates that the skill, experience or competency is of particular importance to the director’s ability to meaningfully contribute to Board discussions and deliberations, given how these skills, experiences and competencies relate to our business and long-term strategies (referred to as “core competencies”).

12	2024 PROXY STATEMENT

*Operational/Executive/Public Company Leadership Experience: Experience as an executive officer, specifically at a public company, may better allow a director to understand and contribute to matters such as strategic planning, financial reporting and day-to-day operations.

*Business Development, Strategy, M&A, Real Estate/Real Estate Investment Experience: Over time, the Company has engaged in a number of strategic dispositions and acquisitions, and an understanding of M&A and other strategic investments (including those involving real estate (given the nature of our business)) will help a director evaluate the opportunities and risks associated with such transactions.

*Consumer/Hospitality/Gaming Industry Experience: Board members who have an understanding of our core businesses can provide valuable insight into how to continue to build our iconic brands and better engage with our customers and guests around the world.

*Social, Governance or Diversity; Environmental/Sustainability/Climate Change Experience: Experience in these areas can help support management accountability, transparency and promotion of shareholder interests that are increasingly focused on these important issues.

*Human Capital/Talent Development Experience: Given the competitive nature of our business, experience attracting and retaining top talent can help shape the organization’s culture and assist with oversight of talent development.

*Risk Management/IT Cybersecurity Data Technology Experience: Directors who have experience managing risks associated with cybersecurity and IT functions can help provide knowledge and guidance to the Board with respect to data protection and oversight of associated security risks.

*Finance/Accounting Experience: Directors who have experience with finance and accounting can help evaluate financial management, capital allocation, internal controls and reporting, which helps support risk management.

*Government, Public Policy or Regulatory Affairs/Legal Experience: Our industry is highly regulated, so directors with knowledge and experience with governmental regulations affecting our business can enhance the full Board’s understanding of these matters; legal experience can assist with risk management and evaluation.

*Shareholder Advocacy: Directors who have experience with and can bring perspective in understanding shareholder expectations and driving change based on engagement feedback.

The matrix below is intended to capture the competencies of the full Board of Directors, specifically those that relate to skills, experience, expertise and tenure & diversity, including the core competencies referred to above.

	Skills, Experiences, Expertise, Tenure & Diversity

	Bonnie Biumi	Jan Jones Blackhurst	Gary Carano	Frank Fahrenkopf	Kim Harris Jones	Don Kornstein	Courtney Mather	Michael Pegram	Thomas Reeg	Dave Tomick	Total Average

Operational/Executive Leadership/Public Company Leadership	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

Business Development, Strategy, M&A, Real Estate/ Real Estate Investment	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

Consumer/Hospitality/Gaming Industry	🌑	🌑	🌑	🌑		🌑		🌑	🌑	🌑	80%

Social, Governance or Diversity; Environmental/ Sustainability/ Climate Change	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	90%

Human Capital/ Talent Development	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑		80%

Risk Management/IT, Cybersecurity, Data Technology	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

Finance/Accounting	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

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	Skills, Experiences, Expertise, Tenure & Diversity

	Bonnie Biumi	Jan Jones Blackhurst	Gary Carano	Frank Fahrenkopf	Kim Harris Jones	Don Kornstein	Courtney Mather	Michael Pegram	Thomas Reeg	Dave Tomick	Total Average

Government, Public Policy or Regulatory Affairs/Legal	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	90%

Shareholder Advocacy	🌑		🌑	🌑		🌑	🌑	🌑	🌑		70%

Years on the Board*	3.8	3.8	3.8	3.8	N/A	3.8	3.8	3.8	3.8	3.8	3.4

Self-Identified Age	62	75	72	84	64	72	47	72	52	72	67

Independent	Y	Y	N	Y	Y	Y	Y	Y	N	Y	80%

* Tenure on our Board reflects the number of years of service on the board of directors of Caesars Entertainment Inc., the combined company that resulted from the transformative merger in July of 2020.

Board Diversity Matrix as of April 29, 2024

All Nasdaq listed companies are required to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least one diverse director by December 31, 2023. Under the applicable Nasdaq rule, “diverse” includes an individual who self-identifies in one or more of the following categories: female, underrepresented minority or LGBTQ+. In this regard, Ms. Biumi, Ms. Jones Blackhurst, and Ms. Harris Jones all self-identify as female. Accordingly, the Company is in compliance with Nasdaq’s diversity requirement.

The Board diversity matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Total Number of Directors (10)

	Female	Male

Gender:

Directors	3	7

Demographic Information:

African American or Black	1

Alaskan Native or Native American

Asian

Hispanic or Latinx

White	2	7

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

SHAREHOLDER PROPOSALS FOR THE NEXT MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of shareholders intended for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2025 must be received at our executive offices no later than January 2, 2025. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

To otherwise present a timely proposal or other business for consideration by our shareholders at the annual meeting of shareholders to be held in 2025, pursuant to our Bylaws (the “Bylaws”), a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February 16, 2025 nor later than the close of business on March 18, 2025. In addition, not less than 60 days prior to the date of the next meeting of shareholders called for the election of directors (the “Election Meeting”), a shareholder who intends to make a nomination of a candidate for election as director of the

14	2024 PROXY STATEMENT

Company at the Election Meeting shall, as required by our Bylaws, deliver to our Secretary a notice setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the SEC and shareholder nominations of director candidates which must comply with the Nominating and Corporate Governance Committee Charter described elsewhere in this Proxy Statement. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025. Our Bylaws are posted on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”.

DIRECTOR INDEPENDENCE

For a director to be considered independent, the director must meet the bright line independence standards under the Nasdaq listing standards and the Board must affirmatively determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board determines director independence based on an analysis of the independence requirements of the Nasdaq listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination.

Our Board has affirmatively determined that each current director, except Messrs. Gary L. Carano and Reeg, is independent under the Nasdaq listing standards. In determining the independence of directors, the Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business and personal relationships any director may have with us.

•	Based on the Nasdaq listing standards, Messrs. Gary L. Carano and Reeg are not considered independent because of their current positions as executive officers of the Company.

•

In determining that Mr. Pegram is independent, the Board considered the personal and business relationships that Mr. Pegram has had with the Carano family for over 20 years, including co-ownership of local casinos in Northern Nevada. The Board also considered that the Company leases space from one of Mr. Pegram’s casinos to operate a retail sportsbook. The rent payments made by the Company during 2023 under this lease represented approximately 0.30% of that casino’s gross revenues for 2023. Finally, the Board also considered that Mr. Pegram is an investor in a start-up business with Messrs. Reeg and Tomick. The Board affirmatively determined that such relationships would not interfere with Mr. Pegram’s ability to exercise independent judgment in carrying out his responsibilities as a director.

•

In determining that Mr. Tomick is independent, the Board considered that Mr. Tomick is an investor in a start-up business with Messrs. Reeg and Pegram. The Board affirmatively determined that such relationships would not interfere with his ability to exercise independent judgement in carrying out his responsibilities as a director.

•

In determining that Ms. Jones Blackhurst is independent, the Board considered Ms. Jones Blackhurst’s role as the Executive Vice President of Communications and Government Relations of Caesars Entertainment Operating Company from November 2011 until October 2017 and her role as the Executive Vice President, Public Policy and Corporate Responsibility of CEC from May 2017 through September 2019, and affirmatively determined that such relationship would not interfere with her ability to exercise independent judgment in carrying out her responsibilities as a director.

To effectively support its responsibilities, the Board currently has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Social Responsibility Committee. Each committee is currently comprised solely of independent directors and during 2023 each of our standing committees was comprised solely of independent directors. The Company also has a Compliance Committee, which is discussed in more detail below.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or in 2023 was, or has previously been, an officer or employee of us or our subsidiaries. Other than Mr. Pegram, as described below within “RELATED PARTY TRANSACTIONS—LEASED PROPERTY,” in 2023, no other member of the Compensation Committee had any direct or indirect material interest in a transaction or a business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions.

Mr. Gary L. Carano, our Executive Chairman, and Mr. Reeg, our CEO and a member of our Board, also serve as executive officers and members of the board of directors of REI, a less than 5% shareholder of the Company that does not have a board committee overseeing compensation. Other than Mr. Gary L. Carano and Mr. Reeg, in 2023, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee.

For information about related person transactions involving members of our Board of Directors, see “RELATED PARTY TRANSACTIONS.”

BOARD STRUCTURE AND RESPONSIBILITIES

BOARD LEADERSHIP STRUCTURE

Mr. Gary L. Carano is Executive Chairman of the Board, Mr. Reeg is our Chief Executive Officer (the “CEO”) and Mr. Anthony L. Carano is our President and Chief Operating Officer (the “COO”). In these roles, Messrs. Reeg and Anthony L. Carano have general charge and management of our affairs, property and business, while Mr. Gary L. Carano provides independent oversight of senior management and Board matters and serves as a valuable bridge between our Board and our management. In addition, the Executive Chairman provides guidance to the CEO, sets the agenda of the Board in consultation with the CEO and Lead Independent Director and presides over meetings of shareholders and the Board.

Mr. Tomick is our Lead Independent Director. He has, in addition to the powers and authorities of any member of the Board, the power and authority to chair executive sessions and to work closely with the Executive Chairman in determining the appropriate schedule for the Board meetings. In his role as Lead Independent Director, Mr. Tomick serves as a liaison between the independent directors, Executive Chairman and CEO and leads the Board’s evaluation of the Executive Chairman and CEO. Mr. Tomick also is responsible for being available for consultation and direct communication with major shareholders and responding directly to shareholder questions, as appropriate. The Lead Independent Director position is at all times held by a director who is “independent” as defined in Nasdaq Rule 5605(a)(2).

Mr. Kornstein is our Vice Chair. In his role as Vice Chair, Mr. Kornstein is tasked with providing an additional layer of independent leadership relating to Board matters, including reviewing and approving meeting agendas and overseeing the quality, quantity and timeliness of information sent to the Board. As part of his Vice Chairman duties, and given his extensive industry experience, Mr. Kornstein provides management and the Board with valuable insights and guidance with respect to strategic initiatives, transaction structuring, governance practices, industry-specific regulatory considerations, tax matters, stakeholder relationships and crisis management oversight, to the extent applicable. This includes being available to provide mission-driven leadership for various financial transactions and operating projects and to provide an enhanced level of input and evaluation with respect to strategic initiatives and other operational matters, as well as providing an independent perspective that is rooted in both industry and tactical business experience.

The Board believes that this leadership structure is appropriate at this time. Although the roles of CEO and Chairman of the Board are currently separate, the Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in our best interests and the best interests of our shareholders to make that determination based on the position and direction of our Company and the composition of the Board. Maintaining a position of Lead Independent Director and an independent Vice Chair provides an extra layer of independent oversight, and we believe this structure facilitates independent oversight of management while fostering effective communication between our management and the Board.

16	2024 PROXY STATEMENT

RISK MANAGEMENT & OVERSIGHT

Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decision making. Our Board has delegated certain elements of its risk oversight responsibility to its committees to better coordinate with management, and has retained oversight of certain elements of risk where appropriate. The committees report their findings to the full Board on a regular basis. In addition, at its meetings, the Board discusses the risks that we face, including those management has highlighted as the most relevant risks. Furthermore, the Board’s oversight of enterprise risk involves an assessment of the risks inherent in our long-term strategies, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management.

The Board recognizes that the Board and management are responsible for identifying and attempting to mitigate risks that could cause significant damage to our business or shareholder value. The risks facing us, as outlined in the Risk Factors section of our Annual Report Form 10-K, include risks associated with our financial position, liquidity, cybersecurity and data privacy, operating performance, ability to meet our debt and master lease obligations and regulations applicable to our operations and compliance therewith.

Below is a list of the risk management responsibilities of each of our Board committees:

Audit Committee

•  Managing risk associated with financial reporting processes, financial statements and internal controls

•  Managing risks associated with significant financial and accounting policies

•  Overseeing effectiveness of management’s processes that monitor and manage other key business risks

Compensation Committee

•  Managing risks associated with compensation structure, benefit plans and programs

•  Monitoring the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters

•  Monitoring the relationship between risk management policies and compensation programs and practices

•  In consultation with the Corporate Social Responsibility Committee, managing risks associated with human capital management oversight

Nominating and Corporate Governance Committee

• Managing risks associated with corporate governance practices • In consultation with the Board, succession planning for the CEO and key executive officers

Corporate Social Responsibility Committee

Managing risks associated with:

• Climate change

• Responsible gaming

• Team Member and customer well-being

• Maintaining sustainable operations

• Diversity, equity and inclusion

• Human capital management oversight

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Compliance Committee

As a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission and New Jersey Casino Control Commission, we maintain a Compliance Committee which implements and administers our Compliance Plan. The Compliance Committee’s duties include investigating key team members, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with us or our subsidiaries and making recommendations to our management concerning suitability. Our Compliance Committee currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members Mr. A.J. “Bud” Hicks (who serves as the Chairperson and an independent member of the Compliance Committee), Mr. Anthony L. Carano (who serves as the President and Chief Operating Officer), Ms. Stephanie Lepori (who serves as the Chief Administrative and Accounting Officer) and Mr. Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Edmund L. Quatmann, Jr. (who serves as our Chief Legal Officer) also serves as an ex-officio member of the Compliance Committee. The Compliance Committee held four meetings in 2023.

The Compliance Committee is responsible for overseeing risks associated with our gaming activities and regulatory compliance.

CYBERSECURITY OVERSIGHT

Our Board considers cybersecurity risk as critical to the enterprise and is responsible for reviewing our cybersecurity risk profile, including management’s design, implementation and enforcement of our cybersecurity risk management program. The Board of Directors receives periodic updates from our Chief Information Officer (“CIO”) on cybersecurity risks and threats. Board members also receive periodic presentations on cybersecurity topics from our CIO, supported by our internal security staff, or external experts as part of the Board’s continuing education on topics that impact public companies. In January 2024, we hired a Chief Information Security Officer with significant experience in leading cybersecurity teams to assume the leadership of management’s responsibilities and governance, previously with the CIO.

The Board has determined that retaining responsibility for risks related to cybersecurity oversight is appropriate, given the complexity of the risks associated with cybersecurity and the attention required to appropriately review and monitor such risks. The full Board lends its collective experience and attention to discussing and overseeing potential risks identified by management and stays up to date on management’s risk-mitigation processes related to cybersecurity.

EXECUTIVE SESSION AND MEETING ATTENDANCE

Our Corporate Governance Guidelines provide that the independent directors must meet at least twice annually in executive session and that independent directors will have the opportunity to convene in executive session at every meeting of the Board, in their discretion. Our independent directors met during in-person executive sessions, without management present, at four regularly scheduled in-person Board meetings during 2023.

In addition to the regularly scheduled in-person Board meetings, during 2023, our Board held two additional off-cycle meetings and acted by unanimous written consent five times. Each incumbent director attended at least 75% of the Board meetings and meetings of the committees of the Board on which such director served during 2023 and that were held during the period for which he or she served as a director or as member of such committee. In addition to Board and committee meetings, directors are encouraged to attend our annual meeting of shareholders. Messrs. Gary L. Carano, Reeg and Kornstein attended our 2023 annual meeting of shareholders.

BOARD OVERSIGHT

General

Our Board provides the ultimate oversight of the Company and oversees and advises members of management who are responsible for the day-to-day operations and management of the Company. The Board has developed a number of specific expectations of its directors, set forth in the Company’s Corporate Governance Guidelines, to promote the discharge of the Board’s responsibilities and the efficient conduct of the Board’s business.

18	2024 PROXY STATEMENT

Management Succession Planning

In consultation with the Board, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding formal and informal policies and procedures as it deems appropriate regarding succession plans in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the CEO, as well as succession plans for other senior management positions. The Company has a formal CEO and key executive officer succession plan. The plan is evaluated by the Nominating and Corporate Governance Committee from time to time (at least annually) and the Nominating and Corporate Governance Committee provides reports to the Board.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”), which includes our Conflicts of Interest Policy, applicable to all directors and team members, including the CEO, Chief Financial Officer (the “CFO”) and Chief Administrative and Accounting Officer. The Code is posted on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”, and a printed copy will be delivered on request by writing to the Corporate Secretary at Caesars Entertainment, Inc. c/o Corporate Secretary, 100 West Liberty Street, 12th Floor, Reno, Nevada 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of the Code by posting such information on our website.

Political Contributions Policy

We have adopted a Political Contributions Policy, a copy of which is posted on our website at https://investor.caesars.com/esg-hub/esg-resource-hub. The policy sets forth our policy and procedures with regard to political contributions and provides for annual reporting on our website.

CORPORATE SOCIAL RESPONSIBILITY

Our Board and executive officers view corporate social responsibility (“CSR”) as an integral element in the way we do business, with the belief that being a good corporate citizen helps protect the Company against risk, contributes to improved performance and helps foster positive relationships with all those with whom we connect. The Board and our executive management are committed to being an industry leader in CSR (which includes diversity, equity and inclusion (“DEI”), social impact and environmental sustainability). In 2023, the Board and our leadership continued to engage with our external CSR Advisory Board comprised of experts representing environmental, social and governance (“ESG”), DEI, sustainability, business strategy, academia and investors, and used their guidance to confirm our CSR priorities. These priorities are reflected in our 14th annual CSR report, published in 2023 in accordance with Global Reporting Initiative Standards, a copy of which is posted on our website at https://investor.caesars.com/esg-hub/esg-resource-hub.

CSR Committee of the Board

Led by our Corporate Social Responsibility Committee which defines the duties and responsibilities of the Board, our Board oversees the delivery of our corporate purpose and CSR strategy.

Code of Commitment

We are committed to being a responsible corporate citizen and environmental steward through our CSR strategy, PEOPLE PLANET PLAY. This is reflected in our Code of Commitment which is our public pledge to our guests, Team Members, communities, business partners and all those we reach that we will honor the trust they have placed in us through ethical conduct and integrity. We commit to:

•	PEOPLE: Supporting the wellbeing of our Team Members, guests and local communities.

•	PLANET: Taking care of the world we all call home.

•	PLAY: Creating memorable experiences for our guests and leading responsible gaming practices in the industry.

PEOPLE PLANET PLAY STRATEGY

Our PEOPLE PLANET PLAY strategy defines how we meet the obligations of our Code of Commitment and is aligned with global priorities articulated by the United Nations as the Sustainable Development Goals. PEOPLE PLANET PLAY establishes multi-year targets in key areas of impact, including science-based greenhouse gas (“GHG”) emissions-reduction goals, aligning with global best practices on climate change action. In 2022, we conducted a comprehensive CSR assessment to evaluate our assumptions. With the help of an external specialist,

19

our assessment gathered input from internal and external stakeholders, reviewed multiple industry and ESG disclosures, standards and frameworks and yielded 21 material topics. Our CSR assessment is available on the “ESG Resource Hub” page of our website located at https://investor.caesars.com/esg-hub/esg-resource-hub, under “ESG Disclosures”.

Responsible Gaming and Compliance

For more than thirty years, we have maintained our Responsible Gaming (“RG”) program. We train tens of thousands of Team Members each year and a cohort of RG Ambassadors throughout our properties to identify guests in need of assistance and provide support. In recent years, we have contributed to the National Center for Responsible Gaming, the National Council on Problem Gaming and other state programs to help advance responsible practices in the gaming industry. Our Caesars Digital segment also maintains responsible gaming programs tailored to each state in which it operates, participates in our overarching Responsible Gaming program, and offers users in-application RG tools such as time on device restrictions and wagering limits. No customers under 21 years of age are allowed to wager on any of our Caesars Sportsbook, Caesars Racebook and iGaming mobile apps.

We maintain a comprehensive risk-based Bank Secrecy Act (“BSA”) and Anti-Money Laundering (“AML”) program. It includes strong governance and internal controls and procedures to comply with applicable BSA requirements, regulatory guidance and any related laws, and to take measures to prevent our affiliated casinos from being used for money laundering or other criminal activity. Execution of the program is governed with reference to the Financial Crimes Enforcement Network’s guidance on the Culture of Compliance. Our internal AML Policy, Know Your Customer Policy and BSA Identification Policy outline our AML Program and set the minimum standards for the related procedures and internal controls of our casino affiliates. Team Members are required to complete annual trainings related to company policies, including AML.

We also maintain the Code, which includes standards designed to deter wrongdoing and to promote, amongst other standards, honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC. Our Chief Legal Officer serves as the compliance officer of the Code and we provide periodic training regarding the contents and importance of the Code.

Additionally, we maintain an Amended and Restated Gaming Compliance Plan (the “GC Plan”), which is approved by various gaming regulators. The GC Plan is designed to implement procedures to enhance the likelihood that no activities of the Company or any affiliate of the Company will impugn our reputation and integrity. The GC Plan also establishes a Compliance Committee that assists the Company in implementing its strict policy that its business be conducted with honesty and integrity, and in accordance with high moral, legal and ethical standards. Our Senior Vice President & Assistant General Counsel – Regulatory & Compliance serves as the Compliance Officer as defined by the GC Plan.

Environmental Stewardship

We take a proactive approach to environmental sustainability through our CodeGreen strategy established in 2007, striving to improve our performance across energy and GHG emissions efficiencies, reduction of water consumption and increasing diversion of waste from landfills. We recognize the impact climate change can play both on our business and the guests we serve. Identifying, assessing, and managing the risks and opportunities therefore plays a vital role in our long-term strategic thinking on climate and water, and how we approach our CSR goals. Our goals are based in science as part of our strategy to reduce our environmental impact. In 2023, we began the process to establish new goals to align with a 1.5 degree Celsius limit to global warming, measured against a 2019 base year and we expect to announce our new goals in 2024.

Our existing GHG targets, established in 2018 to be in line with SBTi’s guidance to achieve a level of decarbonization required to keep global temperature increase below 2 degrees Celsius, are (i) reducing absolute Scope 1 and 2 GHG emissions by 35% by 2025, and 100% by 2050, from a 2011 base-year and (ii) having 60% of suppliers by spend institute science-based GHG reduction targets for their operations by 2023. Between 2011 and 2022, we estimated a reduction in absolute Scopes 1 and 2 GHG emissions of 41.8%, thereby achieving our interim Scope 1 and 2 reduction target ahead of schedule. We fell short of our supplier engagement goal; however, in 2023 we revisited our Scope 3 emissions and intend to set an absolute reduction target in 2024 as part of our new GHG goals that better align with a 1.5 degree Celsius pathway.

To achieve our goals, we have taken initiatives such as pursuing renewable energy sources and low-carbon options, including on-site solar developments. For example, we have contracts to purchase energy from solar

20	2024 PROXY STATEMENT

covered parking canopies recently completed at two Atlantic City properties and we installed solar covered parking at Harrah’s Pompano Beach. Our long-term goals include a continued focus on energy efficiency and conservation as well as evaluating renewable energy supply opportunities for each of our properties.

We voluntarily participate in the CDP (formerly the Carbon Disclosure Project), an international nonprofit that runs a global disclosure system for investors, companies, and regions to manage their environmental impacts. In 2023, Caesars scored an A-for water security and a B for climate change. Approximately 2% of companies assessed by CDP in 2023 made the A List for either climate change or water security.

We are engaged in extensive waste reduction efforts across our facilities, including recycling, food donation, and manure composting. In 2022, we diverted 59% of our total waste from landfills.

Community Investment

We contribute to our local communities to help them develop and prosper, through funding community projects, Team Member volunteering and cash donations from the Caesars Foundation, a private foundation funded from our operating income. In 2023, the Caesars Foundation contributed $3.7 million to communities across the United States. The Caesars Foundation also continued to support significant national relationships that support DEI. During 2023, our Team Members volunteered over 82,000 hours through the HERO program.

We focus on multi-faceted support of our non-profit partners. For example, in 2023 we demonstrated our commitment to the mission of Boys & Girls Clubs of America through regional giving to local Clubs, HERO volunteering, hosting fundraising events, collecting customer donations through Caesars Makes Change, in addition to providing several Caesars Foundation grants at the national and local levels, all totaling nearly $1 million in value to the organization and the communities where we operate.

We seek to encourage DEI dialogue in our communities as part of our advocacy approach to raise awareness. In 2023, we hosted a DEI Summit bringing together corporate partners, nonprofit partners, advocacy groups and suppliers in supporting and promoting efforts to advance DEI initiatives. The Summit included several educational sessions and panel discussions led by notable DEI leaders and practitioners.

Diversity, Equity and Inclusion

We embrace diversity and aim to create an inclusive working environment that celebrates all our Team Members as individuals. Our DEI framework identifies five pillars of activity: advocacy, Team Members, suppliers, communities and guests for a holistic approach to embedding DEI in everything we do. We publish our DEI data in our annual CSR report (described below).

We set goals to increase the representation of women and people of color in leadership roles (supervisory and above). Our 2025 goals outlined 50% of management roles to be held by women in both the mid-level and senior leadership populations, and 50% of leadership roles to be held by people of color. We also committed to increase the representation of people of color in senior leadership roles by 50%. As of December 31, 2023, 45% of mid-level roles and 29% of senior leadership roles in the Company were held by women. Additionally, 44% of leadership roles are held by people of color and the representation of people of color in senior leadership positions has increased by 116% since October 2020.

Team Member Engagement, Compensation, Benefits, Development, Safety and Wellbeing

We aim to support Team Members throughout their career with Caesars. We are committed to providing opportunities to help Team Members achieve their professional goals. We maintain a wide range of channels for diverse recruiting, including outreach to academic institutions and nonprofits that help us source diverse candidates. Our leadership receives training on our inclusive and equitable talent management recruitment and retention processes. Additionally, to support hiring initiatives across the enterprise, we maintain a recruiting website that includes information describing our culture, benefits and diversity initiatives. The website highlights our commitments to CSR and DEI and we welcome candidates from all backgrounds.

We strive to inspire our Team Members through our mission, vision and values, and our Code of Commitment (described below). To evaluate our Team Member experience and our retention efforts, we monitor a number of Team Member measures, such as turnover rates and Team Member satisfaction. We send out Team Member experience surveys to help us further understand the drivers of engagement and areas where we can improve. These surveys are completed on a regular basis alongside additional surveys targeted at specific events within a Team Member cycle such as new hire onboarding and exit inquiries.

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Our compensation and benefits programs are designed to attract, retain and motivate our Team Members. In addition to competitive salaries and wages, we provide a variety of short-term, long-term and incentive-based compensation programs to reward performance relative to key metrics relevant to our business. We offer comprehensive benefit options including, but not limited to, retirement savings plans, health insurance coverage (including medical, mental health, dental, vision and pharmacy), parental leave, educational assistance, training opportunities, company-paid life insurance and a Team Member assistance program.

We place utmost importance on creating a safe workplace for our Team Members, embedding procedures so that all our Team Members have the awareness, knowledge and tools to make safe working a habit.

We also maintain a wellness program to help our Team Members improve their health and wellbeing. This program has demonstrated improved health metrics for participating Team Members and their covered family members, helping reduce the cost of healthcare for Team Members and for the Company. We continue to make enhancements to our offerings and wellness programs with a wide range of affordable options, mental health initiatives and onsite primary care clinics across the US.

CORPORATE GOVERNANCE GUIDELINES

The matters discussed above reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Board size;

•	Director qualifications and membership criteria;

•	Majority voting procedures;

•	Director independence;

•	Director responsibilities;

•	Board meetings and attendance and participation at those meetings;

•	Board committees;

•	Executive sessions;

•	Director orientation, training and continuing education;

•	Director compensation;

•	Performance evaluation of the Board and its committees; and

•	Public interactions.

Learn more about our governance practices, procedures and philosophies by visiting the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, where you will find our Corporate Governance Guidelines, committee charters and other important governance documents. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

COMMITTEES OF THE BOARD

The Board has determined that each committee member is independent as defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees. The charter for each of these committees is available on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Committee Charters”.

22	2024 PROXY STATEMENT

The chart below reflects the composition of the standing committees of our Board as of the date of this Proxy Statement:

NAME	AUDIT	COMPENSATION	CORPORATE SOCIAL RESPONSIBILITY	NOMINATING AND CORPORATE GOVERNANCE

Bonnie S. Biumi	•

Jan Jones Blackhurst			Chair

Frank J. Fahrenkopf				Chair

Kim Harris Jones

Don R. Kornstein		Chair	•	•

Courtney R. Mather	•	•	•

Michael E. Pegram		•

David P. Tomick	Chair			•

Audit Committee

4 MEETINGS IN 2023 In addition to formal meetings, the Audit Committee acted by unanimous written consent on one occasion during 2023.
MEMBERS Biumi Mather Tomick (Chair)

INDEPENDENCE

Ms. Biumi and Messrs. Mather and Tomick are independent as independence is defined under the Nasdaq listing standards.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Ms. Biumi and Messrs. Tomick and Mather each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes and the audits of our financial statements; provide an avenue of communication among our independent auditors, management, our internal auditors and our Board; and prepare the Audit Committee Report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K. The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

• The preparation of the annual Audit Committee Report to be included in our annual proxy statement;

• Our financial reporting process and internal control system;

• The integrity of our financial statements;

• The independence, qualifications and performance of our independent auditor;

• The performance of our internal audit function;

• Our compliance with legal, ethical and regulatory matters; and

• Risks that may have a material impact on the financial statements or the Company’s policies and procedures and internal controls.

The Audit Committee investigates any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

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Compensation Committee

6 MEETINGS IN 2023 In addition to formal meetings, the Compensation Committee acted by unanimous written consent on one occasion during 2023.
MEMBERS	INDEPENDENCE
Kornstein (Chair) Mather Pegram

Messrs. Kornstein, Mather and Pegram are independent as independence is defined under the Nasdaq listing standards and “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Our Compensation Committee is responsible for designing, approving and evaluating the administration of our compensation plans, policies and programs.

The Compensation Committee makes recommendations (and, where appropriate, makes determinations) with respect to salaries, bonuses, equity awards and deferred compensation plans for our named executive officers (the “NEOs”) as well as the policies underlying the methods by which we compensate our executives, and administers our clawback policy. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Compensation Committee member to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of our CEO with respect to individual elements of the total compensation of our executive officers (other than the CEO) and key management. The Compensation Committee delegated authority to Mr. Reeg to grant equity awards to team members who are not executive officers or officers subject to Section 16(a) of the Exchange Act in an aggregate amount not to exceed $10,000,000 (based on fair market value as of the grant date).

It is the responsibility of the Compensation Committee to review our compensation policies and practices in the context of their potential encouragement of excessive risk-taking behavior. We believe that any risks arising from our current compensation policies and practices are not reasonably likely to have a material adverse effect on us. As described in the section entitled “Compensation Discussion and Analysis”, we continue to review and develop our compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of our long-term goals.

Each year the Compensation Committee reviews whether the work of the compensation consultant raises any conflicts of interest by evaluating the six independence factors under the Nasdaq listing rules.

24	2024 PROXY STATEMENT

Corporate Social Responsibility Committee

4 MEETINGS IN 2023
MEMBERS Blackhurst (Chair) Kornstein Mather	INDEPENDENCE Ms. Blackhurst, and Messrs. Kornstein and Mather are independent as independence is defined under the Nasdaq listing standards.

The purpose of the Corporate Social Responsibility Committee is to assist the Board in fulfilling its responsibilities related to oversight of the Company’s sustainability risks and opportunities and ESG issues, also encompassing DEI. The Committee’s scope includes public policy, regulatory environments, corporate responsibility programs (including responsible gaming) and issues that may, in the view of the committee, affect the business, shareholder value, or other stakeholders from a sustainability and a DEI perspective. The committee is tasked with providing guidance to the Board and/or other Board committees, set direction, and oversee corporate responsibility programs.

The principal duties and responsibilities of the Corporate Social Responsibility Committee are as follows:

• Define and oversee the Company’s business purpose, value or mission statements, strategies, policies, and goals related to environmental sustainability, responsible gaming, and DEI topics;

• Create programs to develop the collective knowledge, skills, and experience of Board members on sustainability and ESG trends, regulation, risks, opportunities and peer performance;

• Review the company’s annual CSR report and other related disclosures, such as CDP climate and water reporting, policies and position statements, as needed, and recommend changes to the Board; and

• Oversee the Company’s efforts to proactively promote DEI, and intentionally combat unconscious bias and promote conscious inclusion within all levels of the company.

Nominating and Corporate Governance Committee

4 MEETINGS IN 2023
MEMBERS	INDEPENDENCE
Fahrenkopf (Chair) Kornstein Tomick	Messrs. Fahrenkopf, Kornstein and Tomick are independent as independence is defined under the Nasdaq listing standards.

The primary purposes and responsibilities of the Nominating and Corporate Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board set forth in the Nominating and Corporate Governance Committee Charter, (2) nominate qualified individuals for election to the Board at the next annual meeting of shareholders and (3) in consultation with the Executive Chairman of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Corporate Governance Committee Charter.

25

BOARD ACCOUNTABILITY AND PROCESSES

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with the Board by sending written correspondence to the Chair of the Nominating and Corporate Governance Committee at the principal executive office located at: Caesars Entertainment, Inc. 100 West Liberty St., 12th Floor, Reno, Nevada 89501, Attention: Corporate Secretary. The Chair of the Nominating and Corporate Governance Committee and his or her duly authorized representatives is responsible for collecting and organizing shareholder and interested party communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each shareholder and interested party communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

DIRECTOR ORIENTATION AND EDUCATION

The Board has delegated to the Nominating and Corporate Governance Committee the task of monitoring, in consultation with the Executive Chairman of the Board and with the support of management, the orientation program for new directors and continuing training/education programs for all directors. Directors are expected to undertake continuing training/education to perform their duties. Management of the Company will coordinate with the Board in preparing educational and training sessions for directors on matters relevant to the Company’s operations and plans.

DIRECTOR REFRESHMENT AND PERFORMANCE EVALUATION

The Company does not have a retirement policy or a tenure limit for members of the Board at this time. The Board believes that regularly adding new members to the Board while maintaining knowledge of longer tenured members is an appropriate mechanism to maintain an engaged, knowledgeable and vibrant Board. Four of our eight independent directors have joined the Board within the past five years. In April 2024, after an extensive search assisted by a third party search firm, the Board expanded from nine to ten members and elected Ms. Harris Jones to our Board of Directors. Ms. Harris Jones brings valuable experiences and perspective to our Board with significant management and financial experience with large complex global corporations and her service as a director on various public company boards.

The Nominating and Corporate Governance Committee, in consultation with the Executive Chairman of the Board, conducts annual evaluations/assessments of each of the Board’s members and respective committees. The assessments include an evaluation of each director’s individual skills and contributions to the Board. Please refer to the section titled “Selection of Directors—Qualifications, Skills, Tenure, Diversity & Inclusion” for additional details on the individual skills of each director nominee. The Nominating and Corporate Governance Committee expects to engage a third party to conduct such evaluations on a regular every-three-year basis.

26	2024 PROXY STATEMENT

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay”, gives shareholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal. At the Company’s 2021 annual meeting of shareholders, our shareholders approved, on an advisory basis, to conduct say-on-pay votes on an annual basis (a “say on frequency” vote). Therefore, unless and until our Board decides otherwise, we will continue to hold say-on-pay votes on an annual basis (with the next such vote (after the vote on Proposal 2 at this Annual Meeting) occurring at our 2025 annual meeting of shareholders). Unless the Board determines otherwise, the next say-on-frequency vote will occur at the 2027 annual meeting of shareholders.

Our executive compensation program is designed to enhance shareholder value by focusing on the specific performance metrics that drive enterprise value, attract, motivate and retain highly-qualified executives committed to the Company’s long-term success and provide competitive salaries relative to their peers. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our shareholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 29, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ended December 31, 2023.

The Board is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee and it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

27

EXECUTIVE OFFICERS

Executive officers serve at the discretion of our Board and hold office until their successors are duly elected and qualified or, if earlier, until their death, resignation or removal. Our executive officers as of the date of this Proxy Statement are:

NAME	POSITION

Gary L. Carano	Executive Chairman of the Board

Thomas R. Reeg	Chief Executive Officer and member of the Board

Bret Yunker	Chief Financial Officer

Anthony L. Carano	President and Chief Operating Officer

Edmund L. Quatmann, Jr.	Chief Legal Officer

Stephanie Lepori	Chief Administrative and Accounting Officer

Josh Jones	Chief Marketing Officer

For the background and biographical information of Mr. Gary L. Carano and Mr. Thomas R. Reeg, each of who serve as a member of the Board, see “Corporate Governance and Board Matters - Director Nominees”, beginning on page 7.

Bret Yunker, 47, became our CFO in May 2019. Prior to joining the Company, Mr. Yunker served as a managing director of JP Morgan Chase & Co. in its Real Estate Investment Banking Group since 2013, providing advisory and capital markets execution (both debt and equity) services to clients across several sectors in the gaming industry, including casino operators, gaming equipment and system suppliers, REITs, lottery service providers and online gaming companies. Prior to joining JP Morgan Chase & Co., Mr. Yunker was employed for fourteen years in various positions at Bank of America Merrill Lynch covering gaming and leisure companies. Mr. Yunker holds a B.S. in business administration from the University of Southern California.

Anthony L. Carano, 42, became our President and COO in January 2019. Prior to that, he served as Executive Vice President and COO since May 2017, and Executive Vice President of Operations from August 2016 to May 2017, and Executive Vice President, General Counsel and Secretary from September 2014 to August 2016. Prior to joining the Company, Mr. Anthony L. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Anthony L. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano’s son.

Edmund L. Quatmann, Jr., 53, became our Executive Vice President, Chief Legal Officer and Secretary in May 2017. Prior to joining the Company, Mr. Quatmann served as the Chief Legal Officer and Secretary for Isle of Capri Casinos, Inc. from July 2008 until our merger with Isle of Capri in May 2017. Mr. Quatmann holds a B.S. from Purdue University and a J.D. from St. Louis University School of Law.

Stephanie Lepori, 53, became our Chief Administrative and Accounting Officer in January 2019. Prior to that, Ms. Lepori held a number of management-level positions with the Company, including as Chief Accounting Officer. Ms. Lepori has more than two decades of experience in finance and gaming and has been with the Company since 1995, beginning with the opening of Silver Legacy Casino Resort in Reno. Prior to joining the Company, Ms. Lepori began her career with Arthur Anderson LLP in Las Vegas. Ms. Lepori earned a B.S. Degree in Accounting and Magna Cum Laude and Phi Beta Kappa honors from the University of Southern California. She is a Certified Public Accountant.

Josh Jones, 40, became our Chief Marketing Officer in February 2021 after serving as Senior Vice President of Operations from May 2019 through January 2021. He served as Vice President of Operations from May 2018 through April 2019 and as Vice President of Corporate Finance from January 2016 through April 2018. Mr. Jones holds a M.B.A. and a B.S. in International Business from the University of Nevada, Reno.

28	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy provides the foundation upon which all of our compensation programs are built. Our executive compensation philosophy, and our compensation policies, plans and programs, are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “Compensation Process” below.

EXECUTIVE SUMMARY

OUR 2023 NAMED EXECUTIVE OFFICERS (“NEOs”)

The following executive officers are our NEOs for 2023:

Thomas R. Reeg	Chief Executive Officer and member of the Board

Bret Yunker	Chief Financial Officer

Anthony L. Carano	President and Chief Operating Officer

Edmund L. Quatmann, Jr.	Chief Legal Officer

Stephanie Lepori	Chief Administrative and Accounting Officer

SIGNIFICANT BUSINESS HIGHLIGHTS

During the year ended December 31, 2023, we delivered strong operating results. Consolidated net income improved by over $1.7 billion in 2023 compared to 2022. Consolidated net revenues and consolidated adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) increased by 6.5% and 21.4%, respectively, as compared to the same prior year period. Significant reductions in marketing expense and improved sports betting hold within our Caesars Digital segment were the primary drivers of these positive results. In addition, we realized incremental net revenues and Adjusted EBITDA attributable to the Company’s reopening of Horseshoe Lake Charles in the fourth quarter of 2022 as well as the opening of temporary gaming facilities at Caesars Virginia and Harrah’s Columbus Nebraska during the second quarter of 2023. Our Las Vegas segment also contributed to the improved financial performance driven by higher hotel occupancy, room rates, entertainment, and food and beverage revenues. Net income also improved from a one-time income tax benefit of $940 million resulting from the reversal of a valuation allowance related to certain deferred tax assets in 2023.

We continued to successfully execute on our strategy to deleverage and extend debt maturities. On February 6, 2023, we issued an aggregate principal amount of $2.0 billion of senior secured notes and amended our credit agreement for a new $2.5 billion term loan. Net proceeds received from these transactions were used to repay a principal amount of $4.4 billion of outstanding debt.

On February 6, 2024, we further amended our credit agreement for a new senior secured incremental term loan in an aggregate principal amount of $2.9 billion and issued $1.5 billion in an aggregate principal amount of senior secured notes. The net proceeds from the issuance of the senior secured notes and the net proceeds from the term loan, together with borrowings under our revolving credit facility, were used to (i) tender, redeem, repurchase, defease, and/or satisfy and discharge any and all of the principal amounts, including accrued and unpaid interest, related expenses and fees, and (ii) extend the maturities of approximately $4.4 billion of debt from 2025 to 2031 or later.

KEY ASPECTS OF 2023 EXECUTIVE COMPENSATION: STRONG EMPHASIS ON PERFORMANCE

50% of CEO and NEO Equity Compensation is Performance-Based

50% of the 2023 annual target long-term incentive equity grant was in the form of performance-based stock units (“PSUs”) for our CEO and other NEOs. The 2023 long-term incentive PSUs are based 65% on total shareholder return (“TSR”) goals, compared to the S&P 500 (“rTSR”), and 35% based on Adjusted EBITDA goals, both measured over a three-year performance period. Beginning with the 2024 long-term incentive PSUs, 80% will be based on TSR goals compared to the S&P 500 and only 20% will be based on Adjusted EBITDA goals in order to address shareholder feedback by decreasing the magnitude of the overlapping metrics between the short-term incentive (“STI”) and long-term incentive (“LTI”) programs. The threshold levels of performance that must be met before any PSUs are earned are rigorous and challenging. The other 50% of our CEO’s and other NEOs’ long-term incentive grants was in the form of time-based restricted stock units (“RSUs”), which vest ratably over three years subject to continued employment.

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Performance-based compensation is also subject to the Company’s clawback policy, which requires the Company to recoup amounts of excess incentive compensation in certain situations, including in the event that the Company is required to prepare a restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, and restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

The proportion of total compensation that was variable and “at-risk” and the performance-based metrics further enhanced the link between pay and performance for the CEO and NEOs and strengthened the alignment of the interests of the executive officers with those of our shareholders.

13.3%
26.7%
30.0%
30.0%
CHIEF EXECUTIVE OFFICER
86.7%
Base Salary
Target Annual Bonus(1)
2023 Time-based Equity Grant
2023 Performance-Based Equity Grant(1)
Variable "At-Risk" Pay
20.9%
24.2%
27.5%
27.5%
AVERAGE OF OTHER NEOs
79.1%

Majority of CEO and NEO Total Target Compensation is At-Risk

Approximately 87% of our CEO’s and approximately 79% of our other NEOs’ 2023 annual total target compensation was variable and “at-risk”. These proportions enhance the strong link between pay and performance for our CEO and other NEOs and the alignment of interests with those of the Company and its shareholders.

A significant portion of our NEOs’ compensation is “at-risk”, meaning the NEOs’ right to receive such payment, and the amount of such payment, depends on either the achievement of corporate objectives or stock price performance and continued employment. Our targeted pay mix (fixed salary vs. variable pay) reflects a combination of competitive market conditions and strategic business needs. This variable pay is considered “at-risk” compensation. The target total compensation opportunities based on 2023 compensation levels that were considered “at-risk” are shown below (percentages in the following chart may not add due to rounding):

(1)	Performance-based compensation (in the form of annual bonus and PSUs) as a percentage of target total compensation for the CEO and other NEOs are approximately 57% and 52%, respectively.

30	2024 PROXY STATEMENT

Response to Say-on-Pay Advisory Vote and Shareholder Engagement

We value the perspective of our shareholders and believe that shareholder engagement leads to enhanced governance and executive compensation practices. We follow a robust process to systematically engage with our key shareholders to understand their perspectives and proactively address issues of importance. In particular, we regularly solicit and receive feedback relative to our executive compensation program in general.

In 2023, we had substantive engagements with shareholders representing approximately 75% of our outstanding common stock. These discussions covered a range of topics, including company performance, governance, and executive compensation. Participating in these discussions were members of management (including at various times our Chief Executive Officer, Chief Legal Officer, and SVP of Corporate Finance, Treasury and Investor Relations) and, from time to time, an independent member of our Board.

Our executive compensation programs have historically received strong shareholder support (averaging 96% percent from 2020–2022). Our 2023 Say-on-Pay vote received 78% support, which continues to demonstrate that the large majority of shareholders support our executive compensation practices and pay for performance alignment. The Compensation Committee reflects on the Say-on-Pay votes and feedback from shareholder engagements to continue evolving our program design. The following changes demonstrate the Board’s responsiveness to shareholder feedback and we believe will further strengthen the pay for performance nature of our program and the mitigation risks:

What we heard	How we responded

One-time off-cycle equity and cash awards are disfavored (especially after such an award was granted to the CEO two years previously)

The Compensation Committee commits to limiting any one-time discretionary grants or cash awards only to special circumstances and with robust disclosure of the Company’s rationale for making any such award. No off-cycle awards were granted to executive officers for 2023.

Consider reducing overlapping metrics in short-term and long-term incentive programs

The Compensation Committee considered numerous financial metrics for the PSU program. Adjusted EBITDA was approved because it is our primary determinant of long-term shareholder success. The Compensation Committee considered the overlap of Adjusted EBITDA in the STI and LTI programs, but ultimately decided that consistent Adjusted EBITDA performance is the strongest link to our investors. However, in light of shareholder concern, the Compensation Committee decided to reduce the Adjusted EBITDA metric’s portion of the LTI program (beginning with the January 2024 PSU grants), from 35% to 20%, thereby reducing overlap.

Annually, the Compensation Committee will rigorously review and approve financial targets to ensure consistent enhancement of financial performance and shareholder value.

For PSU grants, consider the appropriateness of a full three-year performance period, as opposed to the average of three single years

The 2024 PSU grant is based 80% on our three-year rTSR performance vs. the S&P 500, and 20% is based on the three-year average performance of one-year Adjusted EBITDA goals.

For the 80% portion based on rTSR performance, we are maintaining the three-year performance period.

For the 20% portion based on the three-year average performance of one-year Adjusted EBITDA goals, the Compensation Committee considered numerous factors including shareholder feedback in reviewing alternative approaches. However, in light of the post-COVID challenges in the gaming industry to forecast longer-term (e.g., three year) financial performance, the Compensation Committee approved the average of three successive one-year periods because the structure allows realistic performance targets to be set when management and the Compensation Committee have the most current financial information, and the approach has strong shareholder alignment with the inclusion of the most realistic Adjusted EBITDA targets.

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What we heard	How we responded
Relative TSR grants target median performance (target payout is based on performance in the 50th percentile)

In the interests of continuous improvement, annually the Compensation Committee will review market practices for relative TSR program design at our peers. The Compensation Committee considered numerous factors including shareholder feedback in reviewing alternative rTSR design approaches. After thorough review, the Compensation Committee determined that the current design is appropriate, reasonable, and sufficiently demanding given the Company’s current rTSR positioning, which resulted in a below target payout for the rTSR portion of the 2020 Transformational Grant and no payout for the rTSR portion of the 2021 PSU grant ending December 2023.

CEO base salary and thus annual and long-term incentive awards are above the peer median

In 2023, our independent compensation consultant performed a total compensation study with our peer companies. Our CEO’s 2023 target total compensation opportunity, including base salary and annual and LTI awards is at approximately the 50th percentile vs. our compensation peers identified later in this CD&A. In light of such positioning, the Compensation Committee determined that our CEO’s target total compensation opportunity was appropriate.

Our shareholders’ views on executive compensation are important to us, and the Compensation Committee and Board regularly consider the Say-on-Pay votes and shareholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with shareholders on compensation issues as part of our ongoing engagement.

OUR COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate, and retain critical executive talent, and to motivate actions that drive profitable growth, enhance the Company’s status as one of the leading gaming and entertainment companies in the world, and create long-term value for our shareholders. To that end, our executive compensation program includes base salary, and both time and performance-based incentives (including both cash-based and equity-based incentives) and is designed to (i) be flexible and market competitive, (ii) reward achievement of challenging but fair performance criteria, and (iii) enhance stock ownership at the executive level. Our compensation philosophy is that clear, distinct, and challenging but attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

•	enhance shareholder value by focusing our executives’ efforts on the specific performance metrics that drive enterprise value;

•	attract, motivate, and retain highly-qualified executives committed to our long-term success;

•	assure that our executives receive reasonable compensation opportunities, relative to their peers at similar companies, and actual compensation payouts are aligned with our performance; and

•	align critical decision making with our business strategy and goal setting.

We assess the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which include maintaining the following best practices:

32	2024 PROXY STATEMENT

IMPLEMENTING THE PHILOSOPHY

WHAT WE DO

   Maintain robust stock ownership guidelines for NEOs and directors

   Set maximum payout limit on our annual incentive plan and LTI plan awards

   Maintain a policy for recovery of erroneously awarded compensation (clawback policy)

   Retain an independent compensation consultant reporting directly to the Compensation Committee

   Enforce strict insider trading and anti-hedging policies

   Incorporate double-trigger (rather than single trigger) change in control provisions

   Require that, in the event of certain terminations (as defined below), prior to January 1, 2025, executive officers will be required to repay to the Company a pro rata portion of his or her one-time signing bonus paid in December 2021

   Maintain a Compensation Committee that is comprised solely of independent directors

   Provide that the majority of our executive officers’ compensation is granted in the form of long-term equity awards, which we believe aligns their interests with those of our shareholders

WHAT WE DON’T DO

   No change-in-control severance multiple in excess of 2.99x annual base salary and target annual bonus

   We do not provide excise tax gross-ups for any officer

   We do not provide extensive executive perquisites

   No enhanced retirement formulas

   No minimum levels of compensation guaranteed

   No payment of dividend or dividend equivalents on unvested stock or unearned performance units

   No repricing underwater options without shareholder approval

COMPENSATION PROCESS

HOW WE DETERMINE COMPENSATION

Role of the Compensation Committee

The Compensation Committee’s primary role is to discharge the Board’s responsibilities regarding compensation decisions as they relate to our executive officers. The Compensation Committee consists of independent directors and is responsible for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

•	reviewing and assessing competitive market data from the Compensation Committee’s independent compensation consultant;

•	reviewing and, in certain cases, approving incentive goals/objectives and compensation recommendations for directors and executive officers, including the NEOs;

•	evaluating the competitiveness of each executive officer’s total compensation package;

•	approving any changes to the total compensation package, including, but not limited to, base salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs;

•	administering our clawback policy;

•	selecting or receiving advice from compensation consultants, legal counsel or other advisors; and

•	ensuring our policies and practices relating to compensation do not encourage excessive risk-taking conduct.

Following review and discussion, the Compensation Committee may submit recommendations to the Board for approval. The Compensation Committee is supported in its work by the Chief Administrative and Accounting Officer, the Chief Legal Officer, the CFO and their respective team members (with respect to the establishment of performance metrics), and Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant.

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Role of the Independent Compensation Consultant

The Compensation Committee retained Aon for executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon reports directly to the Compensation Committee and the Compensation Committee directly oversees the work performed by, and determines the fees paid to, Aon in connection with the services it provides to the Compensation Committee. The Compensation Committee instructs Aon to give advice to the Compensation Committee independent of management and to provide such advice for our benefit and for the benefit of our shareholders. With the Compensation Committee’s approval, Aon may work directly with management on certain executive compensation matters. During 2023, Aon was engaged by the Company’s management to provide additional services related to risk analysis, insurance coverage, healthcare and ESG services and received fees for such services of approximately $9.1 million (approximately 0.07% of Aon’s 2023 revenue). Also in 2023, Aon’s professional fees for assisting the Board with executive compensation issues for the NEOs was approximately $119,000 (approximately 0.0009% of Aon’s 2023 revenue). The Compensation Committee reviews the independence of its compensation consultant on an annual basis, taking into account a number of factors, including the six factors articulated in the Nasdaq listing standards and applicable SEC guidance, and also considered the additional services provided by Aon as described above. For 2023, the Compensation Committee determined that Aon was independent and its services to the Compensation Committee did not raise any conflicts of interest among the Compensation Committee or our management.

Specific roles of Aon include, but are not limited to, the following:

•	identifying and advising the Compensation Committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives against peer companies and recommendations for NEO pay;

•	providing advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;

•	assisting with the development of a compensation peer group for annual executive compensation study;

•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and

•	advising the Compensation Committee on management’s pay recommendations.

Role of Management in Compensation Decisions

The CEO makes recommendations to the Compensation Committee concerning the compensation of the NEOs (other than himself). In addition, the CEO, the COO, the Chief Administrative and Accounting Officer and the CFO are involved in setting the business goals that are used as the performance goals for the annual and LTI plans, subject to the Compensation Committee’s approval. The CEO, CFO, Chief Legal Officer, and Chief Accounting and Administrative Officer work closely with the Compensation Committee, Aon and management to (i) ensure that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee’s consideration and (iii) communicate the Compensation Committee’s decisions to management for implementation. None of the NEOs, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed, recommended or approved.

Determination of CEO Pay

In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, as provided by Aon, and both corporate financial performance and individual performance. Pay recommendations for the CEO, including base salary, incentive payments for the previous year, and equity grants for the current year, are presented to independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO’s performance.

Peer Companies

The Compensation Committee believes that obtaining relevant market data where the Company competes for talent is very important to making determinations about executive compensation.

Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Compensation Committee reviews and approves the peer group used for comparisons prior to commencement

34	2024 PROXY STATEMENT

of the pay study. Consistent with prior years, the following peer group development criteria were used to develop a group of peer companies to assist with fiscal year 2023 pay decisions:

•	Industry: Companies from the gaming, hospitality, hotel and leisure industries based on the Global Industry Classification System.

•	Company size: Approximately 0.4x to 3x our annual revenues, with a secondary focus on market capitalization at the time of the assessment.

•	Peers: Companies using Caesars as a peer in their compensation peer group.

•	Peers of peers: Companies used by potential peers in their peer groups.

•	Competitors: Companies that compete with Caesars for business and management talent.

•	Management and Board recommendations.

The peer group used as a reference point to assist the Compensation Committee with 2023 compensation decisions was unchanged from the prior year and is set forth below:

Boyd Gaming Corporation Carnival Corporation Hilton Worldwide Holdings Hyatt Hotels Corporation	Las Vegas Sands Marriott International MGM Resorts International Norwegian Cruise Line Holdings	Penn Entertainment, Inc. Royal Caribbean Cruises Wynn Resorts

Exceptions to the primary criteria used for peer group may be applied, to the extent determined appropriate.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to make informed decisions about targeted total compensation opportunities and specific compensation elements. The Compensation Committee does not benchmark total compensation to any specific percentile relative to the peer companies or the broader United States market, but is fully informed of the competitive landscape. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Realizable Pay Demonstrates Pay for Performance Alignment

As described in more detail below, a core component of our compensation philosophy is to incentivize our executive officers by creating a strong link between their performance and compensation. To show the alignment of CEO pay outcomes with performance, it is useful to illustrate the amounts realizable as of April 1, 2024, relative to the target amounts of CEO compensation set by the Compensation Committee for the relevant year.

Realizable pay shows this relationship because it reflects the actual value of compensation received or to be received by our CEO, and fluctuates with financial metric performance and changes in our share price. For this reason, contrasting target pay with realizable pay provides a meaningful demonstration of the pay for performance alignment of our executive compensation program.

When we do not meet performance targets and/or our share price decreases, the CEO’s realizable pay is directly affected.

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The following chart demonstrates the relationship between the target and realizable pay values, in each of the past three years, of our CEO’s annual incentive cash bonus and equity grants, including annual RSU and PSU grants, as well as Mr. Reeg’s 2022 performance-based one-time hurdle award.

The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for determining the number of RSUs and PSUs granted to our CEO, which differs from the values we are required to report in the Summary Compensation Table. Mr. Reeg’s one-time hurdle award granted in 2022 is based on the grant date fair value of the award as no target value was used in determining such award. Realizable value shown for the long-term incentive equity awards reflects (1) the actual value of all RSUs and PSUs that have vested, based on the stock price on the vesting date as applicable, (2) shares for each unearned PSUs based on the achievement of applicable performance metrics as of April 1, 2024, multiplied by the then closing price of $43.17, (3) the one-time hurdle award granted in 2022 consisting of three stock-price hurdles based on the number of shares that would be received if the performance period concluded on April 1, 2024, at a closing price of $43.17, if any, multiplied by the then closing stock price, and (4) the number of unvested RSUs multiplied by our closing stock price of $43.17 as of April 1, 2024. The realizable value shown for the annual incentive cash bonus reflects the actual bonus earned based on company performance for the applicable year.

Because the change in share price is a key component of the equity value, the realizable equity value represented substantially less than the target value, demonstrating the direct link between performance and pay outcomes.

36	2024 PROXY STATEMENT

OUR COMPENSATION PROGRAMS

OVERVIEW

As described below, various Company policies are in place to shape our executive pay plans, including:

•

Salaries are linked to (i) competitive factors and (ii) internal equity relative to other members of the executive team and can be (but are not required to be) increased as a result of successful job performance.

•	Our annual bonus programs are designed to provide incentive compensation based on our financial performance.
•	Long-term equity incentives are tied to our sustained long-term financial performance and enhancement of total shareholder value.

•	Retirement and health and welfare programs are generally on the same terms and conditions as those made available to salaried team members.

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS FOR 2023

BASE SALARY

The Compensation Committee believes that base salary levels should recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon’s competitive assessment using the peer group and a comprehensive assessment of relevant factors such as experience level, value to shareholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

As previously described, the Compensation Committee performs an annual review of the total compensation provided to our executive officers as compared to our selected peer groups. Based on the analysis performed, applying judgement and discretion, the Compensation Committee determined that the 2023 base salaries of the executive officers would remain unchanged from 2022 base salaries.

The NEOs’ base salary levels are set forth in the table below.

EXECUTIVE NAME	BASE SALARY AS OF DECEMBER 31, 2023	BASE SALARY AS OF DECEMBER 31, 2022	% Change

Thomas R. Reeg	$2,000,000	$2,000,000	No Change

Bret Yunker	$1,150,000	$1,150,000	No Change

Anthony L. Carano	$1,350,000	$1,350,000	No Change

Edmund L. Quatmann, Jr.	$775,000	$775,000	No Change

Stephanie Lepori	$700,000	$700,000	No Change

ANNUAL INCENTIVES (CASH-BASED BONUS PLAN)

The goals under our annual incentive plan are designed to be straight-forward in order to focus participants on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of reward potential. Annual incentive awards have historically been based on the achievement of Adjusted EBITDA targets (as defined below). Performance targets are set by the Compensation Committee annually at the start of the applicable fiscal year. Adjusted EBITDA was established as the primary performance metric for 2023 because the Compensation Committee believed that it most accurately reflects our results of operations and represents a key performance metric in the gaming/casino industry.

Consistent with the Compensation Committee’s evaluation of the executive officers base salary described above, the Compensation Committee determined that the 2023 target bonus opportunities, as a percentage of base salary, of the executive officers would remain unchanged from the 2022 target bonus opportunities.

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The Compensation Committee approved the following target bonus opportunities for the 2023 calendar year:

EXECUTIVE NAME	2023 TARGET OPPORTUNITY (AS A % OF BASE SALARY)	2022 TARGET OPPORTUNITY (AS A % OF BASE SALARY)	% Change

Thomas R. Reeg	200%	200%	No Change

Bret Yunker	125%	125%	No Change

Anthony L. Carano	125%	125%	No Change

Edmund L. Quatmann, Jr.	100%	100%	No Change

Stephanie Lepori	100%	100%	No Change

With respect to the Adjusted EBITDA financial metric, performance levels for threshold and maximum bonus opportunities were also established at the beginning of 2023 as they are based on a percentage of the approved target opportunity. The following table sets forth the threshold, target, and maximum levels established under the 2023 annual incentive plan at the beginning of 2023, based on the budget for 2023, and the levels actually achieved based on performance:

PERFORMANCE LEVEL	PERFORMANCE REQUIREMENT	CONSOLIDATED ADJUSTED EBITDA (‘000’S)	PAYOUT PERCENTAGE OF TARGET

Threshold	90% of target goal	$3,558,600	50.0%

Target	100% of target goal	$3,954,000	100.0%

Maximum	115% of target goal	$4,547,100	200.0%

Actual for 2023 *	100.4% of target goal	$3,972,000	102.8%

*	See below for a discussion of the adjustments to Adjusted EBITDA for compensation purposes which differ from the Adjusted EBITDA as reported on our Form 10-K.

EXECUTIVE NAME	ANNUAL BONUS EARNED FOR 2023	ANNUAL BONUS EARNED FOR 2023 AS % OF TARGET

Thomas R. Reeg	$4,112,000	102.8%

Bret Yunker	$1,477,750	102.8%

Anthony L. Carano	$1,734,750	102.8%

Edmund L. Quatmann, Jr.	$796,700	102.8%

Stephanie Lepori	$719,600	102.8%

Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net Income (Loss) to Adjusted EBITDA, see the section entitled “Supplemental Unaudited Presentation of Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the Year Ended December 31, 2023” on pages 47-48 of our 2023 Annual Report on Form 10-K. For purposes of determining targets for bonus opportunities and achievement of such targets for 2023, consolidated Adjusted EBITDA was calculated as described in our Form 10-K for the year ended December 31, 2023, as further adjusted by the Compensation Committee in its authority to exclude rent paid under our Rio All-Suite Hotel and Casino lease during the 2023 fiscal year, prior to its previously contemplated divestiture which occurred in October 2023.

LONG-TERM INCENTIVES (EQUITY-BASED AWARDS)

Our 2015 Equity Incentive Plan allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock-based awards, and performance awards.

38	2024 PROXY STATEMENT

2023 Equity Mix

As in past years, for LTI awards made to executive officers during 2023, the equity compensation mix was 50% RSUs and 50% PSUs (based on dollar-denominated values). For 2023, 65% were based on a three-year rTSR against the S&P 500 and 35% of the PSUs were based on Adjusted EBITDA achievement over three years (based on dollar-denominated values).

Based on a thorough review of Aon’s independent market data described above, the Compensation Committee established annual target LTI levels which were used to determine the target grant date value of LTI awards made to executive officers during 2023.

Consistent with the Compensation Committee’s evaluation of each executive officer’s base salary and annual incentive compensation described above, the Compensation Committee determined that each NEO’s target grant date LTI award opportunity for 2023 (as a percentage of base salary) would remain unchanged from the 2022 LTI award opportunity as set forth in the table below:

EXECUTIVE NAME	2023 LTI AWARD TARGET OPPORTUNITY (AS A % OF BASE SALARY)	2022 LTI AWARD TARGET OPPORTUNITY (AS A % OF BASE SALARY)	% Change

Thomas R. Reeg	450%	450%	No Change

Bret Yunker	300%	300%	No Change

Anthony L. Carano	300%	300%	No Change

Edmund L. Quatmann, Jr.	200%	200%	No Change

Stephanie Lepori	200%	200%	No Change

For Mr. Reeg, his 2022 LTI Award target opportunity shown above does not include his special one-time MSU grant made during 2022, which was 100% performance-based.

Relative Total Shareholder Return (“rTSR”)

The portion of the 2023 annual LTI awards that is based on rTSR is intended to motivate our senior management team to maximize the wealth accumulation of our shareholders by outperforming the S&P 500. rTSR is critical because it ties executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of executive officers with those of the Company and its shareholders. By measuring our stock performance relative to an index, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

The performance and payout slopes for the rTSR portion of the 2023 LTI awards are as follows:

•	75th percentile TSR ranking and above: 200% of target payout

•	50th percentile TSR ranking: 100% of target payout

•	35th percentile TSR ranking: 50% of target payout

•	Below 35th percentile: No payout

•	Payouts for performance between threshold, target, and maximum percentile requirements are interpolated on a straight-line basis.

•

If our 3-year TSR is negative, then the final payout level for these awards will be capped at “target”, even if our TSR falls above the 50th percentile of the TSR ranking against the peer group. For example, if our 3-year TSR is negative, but our TSR ranking was attained at the 75th percentile, the final award payout level would be 100% of target, not 200%.

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Adjusted EBITDA

The portion of the 2023 annual LTI awards that is based on Adjusted EBITDA (which has the same definition as that used for our annual incentive plan) is intended to motivate our senior management team to achieve operational performance that is aligned to top-line operating metrics. The Board and management view Adjusted EBITDA as a critical indicator of Company performance given the nature of our business, which is why the Compensation Committee determined it was appropriate to include Adjusted EBITDA as a performance metric in both the 2023 annual incentive plan and the 2023 LTI programs. Adjusted EBITDA is a useful indicator of cash flow from operations, which continues to be of importance to our business. It also focuses executive officers on the Company’s most critical strategic priority of profitability, and aligns their incentives, both short and long term, with the goal of generating a measure of income, a key driver of valuation.

For each calendar year ended or ending December 31st of 2023, 2024 and 2025 (each, a “Performance Year”), the Compensation Committee has established, or will establish, a “target” level of Adjusted EBITDA to be achieved for such Performance Year (each, a “Performance Year Target”). The percentage at which each Performance Year Target has been achieved will be averaged following the end of the full three-year performance period in order to calculate the cumulative percentage of achievement of the overall Adjusted EBITDA goal (the “Cumulative Percentage”). The average of three successive one-year periods is applied because the structure allows the most realistic Adjusted EBITDA performance targets to be set by management and the Compensation Committee with consideration of the most current financial information providing strong shareholder alignment. Based on the payout percentage (the “Payout Percentage”) applicable to the Cumulative Percentage, a number of PSUs as a percentage of the target number of PSUs granted in respect of the Adjusted EBITDA metric (the “EBITDA Target Award”) will remain eligible to vest subject to continued employment at the end of the total three-year performance period.

The Adjusted EBITDA performance goal and actual achievement is disclosed annually in our CD&A. Please reference “Annual Incentives (Cash-Based Bonus Plan)” on page 37 for the fiscal year 2023 Adjusted EBITDA performance goals and actual achievement.

The payout slopes for this portion of the 2023 LTI awards are the same as the payout slopes established for the 2023 annual incentive plan (i.e., 90% achievement results in 50% payout, 100% achievement results in 100% payout and 115% achievement and above results in 200% payout).

•	If the Cumulative Percentage is less than 90%, then the Payout Percentage related to the EBITDA Target Award will be 0%.

•

Straight-line interpolation will be used to determine the Payout Percentage for any Cumulative Percentage between 90% and 100% and between 100% and 115%, based upon the Payout Percentages set forth above.

The Compensation Committee reserves the authority to make appropriate adjustments to the calculations and determinations of the applicable performance targets/level of achievement.

The 2023 annual LTI grants to the NEOs were as follows:

EXECUTIVE NAME	TARGET AS A % OF SALARY	RSU* TARGET GRANT VALUE	PSU* TARGET GRANT VALUE

Thomas R. Reeg	450%	$4,500,000	$4,500,000

Bret Yunker	300%	$1,725,000	$1,725,000

Anthony L. Carano	300%	$2,025,000	$2,025,000

Edmund L. Quatmann, Jr.	200%	$775,000	$775,000

Stephanie Lepori	200%	$700,000	$700,000

*

The target grant values set forth in the table above differ from the values reflected in the Summary Compensation Table. The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for each of the NEOs, whereas the value shown in the Summary Compensation Table is based on the grant date fair value computed in accordance with Accounting Standards Codification 718. The Compensation Committee was aware of the potential difference between target award values and accounting values when it approved target award values for each of the executive officers.

40	2024 PROXY STATEMENT

Achievement of 2021 PSU Grants

The LTI grants made to executive officers during 2021 were 50% time-based RSUs vesting ratably over three years and 50% PSUs (based on dollar-denominated values). For 2021, 35% of the dollar-denominated values of the PSUs were based on our annual Adjusted EBITDA achievement for 2021, 2022 and 2023, and 65% were based on the Company’s three-year relative TSR ranking against the S&P 400 Midcaps, measured over a three-year period ending December 31, 2023. The 2021 PSU grant achieved an overall payout of 48.0% of the targeted number of awards as detailed below.

2021 Adjusted EBITDA PSU

At the end of the three-year performance period, the Compensation Committee determined that a payout of 137.2% of the target award was appropriate based on the annual Adjusted EBITDA performances against budget of 102.8%, 110.0%, and 200.0% for the years ended December 31, 2023, 2022 and 2021, respectively. These Adjusted EBITDA PSUs vested on January 29, 2024.

2021 rTSR PSU

At the end of the three-year performance period, it was determined that the ending average stock price over the 20-day trading period prior to December 31, 2023, of $46.22 ranked in the 12th percentile, which did not meet the threshold of the 35th percentile. These rTSR PSUs were not earned, resulting in zero payout.

Achievement of 2020 Transformation Equity Grants to NEOs

In connection with the consummation of the merger in July 2020, the Compensation Committee approved PSU grants to Messrs. Reeg, Yunker, Anthony L. Carano, and Quatmann based on the Company’s relative TSR against the S&P 400 Midcaps, scheduled to cliff vest at the end of the performance period of July 20, 2020 (the closing date of the merger) through July 19, 2023 (the “2020 Transformation Award”). Ms. Lepori was not an NEO at the time of the Compensation Committee’s approval and did not receive a performance-based 2020 Transformation Award. Instead, Ms. Lepori received a time-based RSU award that had a cliff vest tied to the three-year period following the closing date of the merger. At the end of the 2020 Transformation Award’s performance period, it was determined that the ending average stock price over the 20-day trading period prior to July 19, 2023, of $50.48 ranked in the 38th percentile, resulting in a 60% payout of the target number of awards initially granted.

BENEFITS

The NEOs are eligible to participate in various benefit plans, including 401(k), health insurance, life insurance and short and long-term disability plans that are generally available to all salaried team members. We offer a deferred compensation plan to certain team members, including our executive officers, in order to give them the ability to elect to defer the payment of all or a portion of their base salary and annual performance bonus earned in respect of a given year.

CLAWBACKS AND FORFEITURES

Policy for Recovery of Erroneously Awarded Compensation

Pursuant to the terms of our Policy for Recovery of Erroneously Awarded Compensation, in the event that the Company is required to prepare an accounting restatement, the Company is required (subject only to a determination by the Compensation Committee that recovery would be impracticable) to recover from executive officers the portion of any incentive-based compensation that is erroneously awarded regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

Other Forfeiture Requirements

The employment agreements with our executive officers provide that, in the event an executive’s employment terminates due to the executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the Executive Employment Agreements (as defined below)), prior to January 1, 2025, the executive will be required to repay to the Company a pro rata portion of the executive’s one-time signing bonus paid in December 2021.

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STOCK OWNERSHIP GUIDELINES

The Compensation Committee and the Board encourage executives to implement our business strategies and initiatives from the perspective of a shareholder and, to this end, encourage executives to maintain a meaningful equity stake in the Company in order to reinforce the alignment of the interests of the CEO and other NEOs with those of the Company and its shareholders.

To that end, we maintain the following minimum stock ownership guidelines for our executive officers:

POSITION	MULTIPLE OF BASE SALARY

CEO	5x

CFO and COO	4x

Other Executive Officers	2x

Each of the executive officers have until the later of five years from implementation of the stock ownership guidelines or five years from the executive’s date of hire or promotion to a new role to achieve his or her minimum stock ownership. Once achieved, the Board expects the NEOs to comply with the applicable minimum stock ownership guideline for as long as they are subject to the guidelines. For purposes of calculating level of compliance, shares owned outright, vested RSUs, unvested time-based RSUs, PSUs that have been earned based on performance and vested but deferred shares, will count toward the ownership guidelines. Performance units that remain subject to performance conditions and unexercised options do not count toward the guidelines. As of December 31, 2023, each NEO had met these guidelines.

In addition, we have minimum stock ownership guidelines for our non-employee directors. The stock ownership guidelines require our non-employee directors to hold shares of our common stock with a minimum value equal to 5x the director’s annual cash-based retainer fee. Non-employee directors have five years to achieve their minimum stock ownership. Once achieved, the Board expects non-employee directors to maintain their stated guideline for as long as they are subject to the guidelines. For purposes of calculating level of compliance, shares owned outright, vested RSUs, unvested time-based RSUs, and vested but deferred shares, will count toward the ownership guidelines. Similar to our executive officer stock ownership guidelines, performance units that remain subject to performance conditions and unexercised options do not count toward the guidelines. As of December 31, 2023, each non-employee director had met these guidelines.

EQUITY GRANT PRACTICES

The Compensation Committee’s procedure for timing of equity awards helps to provide assurance that grants are not timed to result in favorable pricing for executives. Generally, equity awards are granted by the Compensation Committee as a dollar value from which the number of shares awarded is determined based on the prior 20-day average stock price. Board and committee meeting schedules and award decisions are made without regard to the timing of our SEC filings or press releases. The Compensation Committee approves equity awards during “open window” periods (i.e., does not approve awards at a time when either the Company or the executive(s) are in possession of material non-public information).

HEDGING POLICY

The Company’s Securities Trading Policy provides that no director, officer or team member of the Company or other controlled businesses (collectively, “Caesars Companies”) may enter into short sales of Company Securities (defined below) or buy or sell exchange-traded options (puts or calls) on Company Securities.

“Company Securities” means any stock, bond, debentures, options, warrants or other marketable equity or debt security issued by any Caesars Company; and any security or other instrument issued by an unrelated third party and based on any equity or debt security (including exchange-traded options and credit default swaps) of any Caesars Company.

42	2024 PROXY STATEMENT

PERSONAL BENEFITS AND PERQUISITES

It is our intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our shareholders. We pay short and long-term disability and life insurance premiums for the NEOs.

Our Board of Directors approved the use of Company-owned or leased aircraft for personal travel, on a limited basis, by our CEO. Additionally, our Board also delegated the authorization of such aircraft use by our executive officers, to our CEO. The executives are taxed for any such personal travel, and we report the aggregate incremental costs to the Company in the “All Other Compensation” column of the Summary Compensation Table. The Board believes this limited benefit is an appropriate method to provide the executive officers with an occasional convenient way to integrate work and personal responsibilities.

As an owner and operator of full-service resorts and casinos, we are able to offer our team members, including our executive officers, as well as our directors, with the opportunity to use our facilities at comped values, not to exceed $20,000 per year. This benefit is provided at a nominal or at no incremental cost to the Company. This program is designed to provide our team members, executive officers and directors with the opportunity to experience our facilities and provide feedback for the Company to take into account on an on-going basis.

For more information on these benefits, see the footnotes to the “All Other Compensation” column of the Summary Compensation Table.

2024 Executive Officer Employment Agreement Extensions

The Compensation Committee views the executive leadership team as being absolutely critical to the Company’s success and ability to drive shareholder value, given their collective company and gaming industry experience. The Compensation Committee also believes that current management remains a cohesive unit with a shared management operating philosophy. Accordingly, as previously disclosed, on January 26, 2024, in order to extend the terms of this team and further align them with shareholder interests, we amended the employment agreements for each of the NEOs to extend the term of employment by two years (i.e., from January 1, 2025 to January 1, 2027), with automatic one-year renewals thereafter. The employment agreements for our NEOs are described further below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.

In conjunction with these extensions and in order to deepen the commonality of interest between our executives and our shareholders, as consideration for each executive’s agreement to extend their employment term, on January 26, 2024, each executive was granted a special equity award of RSUs in the following amounts: Mr. Reeg 70,126, Mr. Anthony L. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505, Ms. Lepori 14,750 and Mr. Jones 10,250. The RSUs will vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the executive’s continued service on each applicable vesting date.

COMPENSATION COMMITTEE REPORT

The role of the Compensation Committee is to assist the Board in its oversight of the Company’s executive compensation, including approval and evaluation of director and officer compensation plans, programs and policies and administration of the Company’s bonus and other incentive compensation plans. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting.

Don R. Kornstein, Chair	Courtney R. Mather	Michael E. Pegram

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

43

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	STOCK AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Thomas R. Reeg Chief Executive Officer	2023	2,000,000	—	12,161,765	4,112,000	336,594	18,610,359
	2022	2,000,000	—	24,616,624	4,400,000	333,296	31,349,920
	2021	2,000,000	5,000,000	7,391,597	8,000,000	205,654	22,597,251

Bret Yunker Chief Financial Officer	2023	1,150,000	—	4,661,992	1,477,750	50,155	7,339,897
	2022	1,150,000	244,375	3,425,776	1,581,250	35,629	6,437,030
	2021	1,000,000	1,500,000	2,111,760	2,500,000	25,571	7,137,331

Anthony L. Carano President and Chief Operating Officer	2023	1,350,000	—	5,472,813	1,734,750	63,735	8,621,298
	2022	1,350,000	286,875	4,021,635	1,856,250	38,906	7,553,666
	2021	1,300,000	1,500,000	2,745,368	3,250,000	85,693	8,881,061

Edmund L. Quatmann, Jr. Chief Legal Officer	2023	775,000	—	2,094,492	796,700	110,003	3,776,195
	2022	775,000	131,750	1,539,047	852,500	60,951	3,359,248
	2021	750,000	1,000,000	1,187,837	1,500,000	17,353	4,455,190

Stephanie Lepori Chief Administrative and Accounting Officer	2023	700,000	—	1,891,766	719,600	16,001	3,327,367
	2022	700,000	119,000	1,390,108	770,000	15,158	2,994,266
	2021	650,000	1,000,000	686,238	780,000	15,253	3,131,491

(1)

Amounts shown for 2022 represent the incremental performance bonus awarded as a result of the efforts, leadership, and performance in response to the continued impact of COVID-19 on the Company’s operations in early 2022. Amounts in 2021 represent one-time cash signing bonuses in conjunction with the execution of new employment agreements.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 20, 2024. Key assumptions used in the Monte Carlo simulation for determining the grant date fair value of the 2023 relative TSR PSUs included: (i) the expected term and remaining performance period of 2.93 years; (ii) a risk-free rate of 3.88% derived from two and three year continuously compounded semi-annual zero-coupon U.S. Treasury rates, interpolated to determine a 2.93 year maturity; (iii) a dividend yield of 0%; and (iv) an expected volatility of 91.23% based on the historical volatility of the Company and each member of the S&P 500 Index over the prior 2.93 years. At the grant date, we believed that it was probable that the performance criteria applicable to the non-market-based PSUs would be met at target level and that each individual will remain employed through the vesting period. For the market-based PSUs (i.e., the PSUs based on rTSR and Mr. Reeg’s hurdle award granted during 2022), the probable outcome of achievement of the market-based TSR goals / applicable stock price hurdles was determined using a Monte Carlo simulation model. For both the market-based and non-market based PSUs (other than Mr. Reeg’s hurdle award), the maximum number of PSUs eligible to vest is equal to 200% of the target award. Assuming maximum level of achievement of the PSUs with non-market-based performance conditions granted during 2023, the grant date fair value of the awards granted to Messrs. Reeg, Yunker and Anthony L. Carano, Mr. Quatmann and Ms. Lepori would have been $3,582,014, $1,373,038, $1,611,922, $616,866 and $557,118, respectively. The hurdle award granted to Mr. Reeg in 2022 are only eligible to vest up to 100% of the awards granted.

(3)	Amounts shown for 2023, 2022 and 2021 represent the amounts earned under our annual bonus plan in respect of performance achieved during the applicable year.

44	2024 PROXY STATEMENT

(4)	All other compensation for 2023 consisted of the following:

NAME	LIFE INSURANCE PREMIUMS ($)	LONG- TERM DISABILITY ($)	GROUP TERM LIFE INSURANCE ($)	USE OF CORPORATE OR LEASED AIRCRAFT ($)(a)	401(K) MATCH ($)	HEALTH SAVINGS ACCOUNT ($)	TOTAL ($)

Thomas R. Reeg	2,352	1,479	5,382	320,400	6,981	—	336,594

Bret Yunker	2,352	1,479	3,510	36,064	6,750	—	50,155

Anthony L. Carano	2,352	1,479	2,340	57,564	—	—	63,735

Edmund L. Quatmann, Jr.	1,823	1,479	4,140	92,161	9,900	500	110,003

Stephanie Lepori	1,646	1,479	3,726	—	9,150	—	16,001

(a)

The amounts disclosed reflect the aggregate incremental cost to the Company of providing certain personal use of Company-owned or leased aircraft. For leased aircraft, this cost is calculated based on the applicable hourly rate charged to the Company, plus fuel and ancillary charges. The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips. From time to time, certain family members or other guests will accompany the NEOs on personal trips when using Company-owned aircraft, at a nominal or at no incremental cost to the Company.

45

Grants of Plan-Based Awards Table

The following table sets forth information regarding the grant of plan-based awards made during 2023 to the NEOs.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS(2) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Thomas R. Reeg

Annual Incentive Plan	1/1/2023	2,000,000	4,000,000	8,000,000	—	—	—	—	—

Time-based	1/27/2023	—	—	—	—	—	—	97,638	5,117,208

Performance-based Adjusted EBITDA	1/27/2023	—	—	—	17,087	34,173	68,346	—	1,791,007

Performance-based rTSR	1/27/2023	—	—	—	31,732	63,464	126,928	—	5,253,550

Bret Yunker

Annual Incentive Plan	1/1/2023	718,750	1,437,500	2,875,000	—	—	—	—	—

Time-based	1/27/2023	—	—	—	—	—	—	37,428	1,961,601

Performance-based Adjusted EBITDA	1/27/2023	—	—	—	6,550	13,099	26,198	—	686,519

Performance-based rTSR	1/27/2023	—	—	—	12,164	24,328	48,656	—	2,013,872

Anthony L. Carano

Annual Incentive Plan	1/1/2023	843,750	1,687,500	3,375,000	—	—	—	—	—

Time-based	1/27/2023	—	—	—	—	—	—	43,937	2,302,738

Performance-based Adjusted EBITDA	1/27/2023	—	—	—	7,689	15,378	30,756	—	805,961

Performance-based rTSR	1/27/2023	—	—	—	14,280	28,559	57,118	—	2,364,114

Edmund L. Quatmann, Jr.

Annual Incentive Plan	1/1/2023	387,500	775,000	1,550,000	—	—	—	—	—

Time-based	1/27/2023	—	—	—	—	—	—	16,815	881,274

Performance-based Adjusted EBITDA	1/27/2023	—	—	—	2,943	5,885	11,770	—	308,433

Performance-based rTSR	1/27/2023	—	—	—	5,465	10,930	21,860	—	904,785

Stephanie Lepori

Annual Incentive Plan	1/1/2023	350,000	700,000	1,400,000	—	—	—	—	—

Time-based	1/27/2023	—	—	—	—	—	—	15,188	796,003

Performance-based Adjusted EBITDA	1/27/2023	—	—	—	2,658	5,315	10,630	—	278,559

Performance-based rTSR	1/27/2023	—	—	—	4,936	9,872	19,744	—	817,204

(1)

Represents threshold, target and maximum annual incentive program opportunities under the 2023 annual incentive program. The actual amount earned for 2023 is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. At the grant date, we believed that it was probable that the performance criteria applicable to the non-market-based PSUs would be met at target level and that each individual will remain employed through the vesting period. For the market-based PSUs (i.e., the PSUs based on rTSR), the probable outcome of achievement of the market-based TSR goals was determined using a Monte Carlo simulation model.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 20, 2024. Key assumptions used in the Monte Carlo simulation for determining the grant date fair value of the 2023 relative TSR PSUs included: (i) the expected term and remaining performance period of 2.93 years; (ii) a risk-free rate of 3.88% derived from two and three year continuously compounded semi-annual zero-coupon U.S. Treasury rates, interpolated to determine a 2.93 year maturity; (iii) a dividend yield of 0%; and (iv) an expected volatility of 91.23% based on the historical volatility of the Company and each member of the S&P 500 Index over the prior 2.93 years.

46	2024 PROXY STATEMENT

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements

New Employment Agreements Effective January 1, 2024

In January 2024, we entered into amended and restated employment agreements with each of our NEOs. Each NEO is referred to herein as an “Executive” and, collectively the amended and restated employment agreements and new executive employment agreements are referred to herein as the “Executive Employment Agreements.” The Executive Employment Agreements became effective on January 1, 2024.

As consideration for each Executive’s agreement to extend their employment term, each Executive was granted a one-time sign-on equity award of RSUs in the following amounts: Mr. Reeg 70,126, Mr. Anthony L. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505 and Ms. Lepori 14,750. The RSUs will vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the Executive’s continued service on each applicable vesting date. In the event each Executive’s employment terminates due to Executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the amended and restated employment agreements), prior to January 1, 2027, the Executive will forfeit the unvested portion of the sign-on RSU award. The sign-on RSU award will be subject to the terms, conditions and restrictions specified in the Company’s Amended and Restated 2015 Equity Incentive Plan and award agreement.

Each Executive Employment Agreement is for a three-year term until January 1, 2027, with automatic one-year renewals unless a notice of non-renewal is provided by either party at least three months before the scheduled renewal date. If a “change in control” (as defined in the applicable Executive Employment Agreement) occurs during the term of the agreement, the then-current term of such agreement will be extended an additional two years from the change in control, subject to automatic renewal for subsequent periods.

The Executive Employment Agreements provide for a base salary, annual incentive bonus opportunity as a percentage of base salary, and an LTI award opportunity as a percentage of base salary.

In the event of a termination of Mr. Reeg’s employment by the Company without “cause” or if Mr. Reeg terminates his employment for “good reason” (each as defined in Mr. Reeg’s Executive Employment Agreement), Mr. Reeg is entitled to receive (i) a lump-sum payment equal to 1.0 times the sum of his base salary and annual incentive award target, or 2.99 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of his actual annual incentive award, if any, or a prorated portion of his annual incentive award at target in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 12 months of health benefits coverage, or 24 months if such a termination is within two years following a change in control, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

For each Executive other than Mr. Reeg, in the event of a termination by the Company without cause or if the Executive terminates their employment for good reason, such Executive is entitled to receive (i) a lump-sum payment equal to 1.0 times the sum of such Executive’s base salary and annual incentive award target, or 2.0 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of such Executive’s annual incentive award based on actual performance for the calendar year that includes the date of the termination, if any, or a prorated portion of such Executive’s target annual incentive award in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 12 months of health benefits coverage, or 18 months if such a termination is within two years following a change in control, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

The Executive Employment Agreements contain certain customary non-competition, non-solicitation and confidentiality provisions (namely, 12-month post-termination non-competition and non-solicitation restriction, and perpetual confidentiality provisions).

Except as expressly amended by the Amendments, the terms of the Executive’s amended and restated employment agreements will remain in full force and effect.

47

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows outstanding equity awards held by the NEOs as of December 31, 2023.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Thomas R. Reeg	14,832	(1)	695,324	—		—
	21,915	(2)	1,027,375	—		—
	15,213	(3)	713,185	—		—
	—		—	17,522	(4)	821,431
	—		—	19,681	(5)	922,645
	35,944	(6)	1,685,055	—		—
	—		—	50,000	(7)	2,344,000
	—		—	75,000	(7)	3,516,000
	—		—	100,000	(7)	4,688,000
	—		—	31,732	(8)	1,487,596
	—		—	34,481	(9)	1,616,469
	97,638	(10)	4,577,269	—		—

Bret Yunker	4,238	(1)	198,677	—		—
	6,260	(2)	293,469	—		—
	4,347	(3)	203,787	—		—
	—		—	6,717	(4)	314,893
	—		—	7,544	(5)	353,663
	13,778	(6)	645,913	—		—
	—		—	12,164	(8)	570,248
	—		—	13,217	(9)	619,613
	37,428	(10)	1,754,625	—		—

Anthony L. Carano	5,509	(1)	258,262	—		—
	8,139	(2)	381,556	—		—
	5,651	(3)	264,919	—		—
	—		—	7,885	(4)	369,649
	—		—	8,856	(5)	415,169
	16,174	(6)	758,237	—		—
	—		—	14,280	(8)	669,446
	—		—	15,516	(9)	727,390
	43,937	(10)	2,059,767	—		—

48	2024 PROXY STATEMENT

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Edmund L. Quatmann, Jr.	2,384	(1)	111,762	—		—
	3,523	(2)	165,158	—		—
	2,445	(3)	114,622	—		—
	—		—	3,018	(4)	141,484
	—		—	3,389	(5)	158,876
	6,190	(6)	290,187	—		—
	—		—	5,465	(8)	256,199
	—		—	5,938	(9)	278,373
	16,815	(10)	788,287	—		—

Stephanie Lepori	1,377	(1)	64,554
	2,035	(2)	95,401
	1,413	(3)	66,241	—		—
	—		—	2,726	(4)	127,795
	—		—	3,061	(5)	143,500
	5,591	(6)	262,106	—		—
	—		—	4,936	(8)	231,400
	—		—	5,363	(9)	251,417
	15,188	(10)	712,013	—		—

(1)

Represents PSUs awarded on January 29, 2021 at the threshold number of shares (based on assuming the threshold performance of the rTSR metric is achieved) valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These PSUs vested on January 29, 2024. Threshold performance was not achieved, resulting in no payout.

(2)

Represents PSUs awarded on January 29, 2021 at 137.2% of target based on actual performance described above valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These PSUs vested on January 29, 2024.

(3)	Represents remaining time-based RSUs awarded on January 29, 2021 valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These RSUs vested on January 29, 2024.

(4)

Represents PSUs awarded on January 28, 2022 at the threshold number of shares (based on assuming the threshold performance of the rTSR metric is achieved) valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These PSUs are eligible to vest on January 29, 2025.

(5)

Represents PSUs awarded on January 28, 2022 at 104.3% of target (based upon the average of our performance in 2023 at 102.8%, 2022 at 110.0%, and assuming the achievement of targeted performance for the year ending December 31 of 2024) valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These PSUs are eligible to vest on January 29, 2025.

(6)

Represents remaining time-based RSUs awarded on January 28, 2022 valued at $46.88 per share, which was our closing stock price as of December 31, 2023. Half of these RSUs are eligible to vest on each of January 29 of 2024 and 2025.

(7)

Represents each tranche of the one-time performance-based equity grant valued at $46.88 per share, which was our closing stock price as of December 31, 2023. In February 2022, the Board made a one-time grant to our CEO of a performance-based hurdle award consisting of 225,000 market-based stock units with performance metrics consisting of three stock price hurdles: 50,000 stock units are eligible to vest based on a stock price hurdle of $125, 75,000 stock units are eligible to vest based on a stock price hurdle of $150 and 100,000 stock units are eligible to vest based on a stock price hurdle of $175. The performance period applicable to these stock units is February 25, 2022 through February 25, 2025. Each tranche of stock units subject to this award only vests if the trailing average closing trading price of a share of our common stock measured over any consecutive 20 calendar-day period within the three-year performance period exceeds the respective hurdle and subject to additional service-based vesting requirements.

(8)

Represents PSUs awarded on January 27, 2023 at the threshold number of shares (based on assuming the threshold performance of the rTSR metric is achieved) valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These PSUs are eligible to vest on January 29, 2026.

(9)

Represents PSUs awarded on January 27, 2023 at 100.9% of target (based upon the average of our performance in 2023 at 102.8% and assuming the achievement of targeted performance for the years ending December 31 of 2024 and 2025) valued at $46.88 per share, which was our closing stock price as of December 31, 2023. These PSUs are eligible to vest on January 29, 2026.

(10)

Represents time-based RSUs awarded on January 27, 2023 valued at $46.88 per share, which was our closing stock price as of December 31, 2023. One-third of these RSUs vested on January 29, 2024, and one-third are eligible to vest on each of January 29, 2025, and 2026.

49

Nonqualified Deferred Compensation

Deferred Compensation Plan

Pursuant to the Caesars Entertainment Corporation Executive Supplemental Savings Plan III (the “Deferred Compensation Plan”), certain team members, including our executive officers, may elect to defer the payment of all or a portion of their base salary and annual performance bonus earned in respect of a given year. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan may be made in the form of a lump-sum payment or in installments upon separation of service from the Company.

The Deferred Compensation Plan is an unfunded deferred-compensation arrangement. The table below shows aggregate earnings and balances accrued for the NEOs for the year ended December 31, 2023.

NAME	BALANCE AT BEGINNING OF FISCAL YEAR	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS (LOSS) IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWAL/ DISTRIBUTION ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Edmund L. Quatmann, Jr.	976,107	379,161	—	121,500	—	1,476,768

(1)

The amounts shown reflect contributions to the Deferred Compensation Plan, consisting of deferrals of 2023 annual base salary and deferral of a portion of the bonus earned under the 2023 annual incentive plan which was paid in 2024. These amounts are included in the Summary Compensation Table for 2023.

(2)	The amount shown reflects earnings in the Deferred Compensation Plan.

(3)

Reflects account balance accrued as of December 31, 2023, consisting of (i) base salary deferrals and any earnings thereon, plus (ii) the deferred portion of the bonus earned under the 2023 annual incentive plan that was paid in 2024 (which amount was $262,911).

2023 Stock Vested Table

The following table sets forth information regarding the vesting of stock awards for each of our NEOs during the year ended December 31, 2023. No stock options were exercised by the NEOs during the year ended December 31, 2023.

EXECUTIVE NAME	NUMBER OF SHARES ACQUIRED ON VESTING OF RSUs AND ANNUAL PSUs	VALUE REALIZED ON VESTING(1)

Thomas R. Reeg	267,306	$12,499,991

Bret Yunker	71,373	$3,502,463

Anthony L. Carano	128,471	$5,952,661

Edmund L. Quatmann, Jr.	36,121	$1,773,578

Stephanie Lepori	66,365	$3,361,016

(1)

Value realized was computed by multiplying the number of RSUs and PSUs that vested during 2023 for the applicable NEOs, by the closing stock price of the underlying shares of our common stock on the applicable vesting date. Shares that have vested remain subject to the applicable stock ownership guidelines. The number of shares acquired on vesting does not reflect any reductions for shares withheld to satisfy tax withholding obligations.

50	2024 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control Table

The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with NEOs, as described above if the triggering event occurred on December 31, 2023, given compensation levels as of such date and, if applicable, based on our closing stock price on that date.

The amounts shown in the table below reflect the severance provisions included in the NEOs’ employment agreements that were in effect as of December 31, 2023, as described above.

Name		Voluntary	Involuntary termination with Cause	Involuntary termination without cause or for good reason	Death	Disability	Change in Control	Termination without cause or for good reason following a Change in Control

Thomas R. Reeg	Cash Severance	$—	$—	$10,112,000	$4,000,000	$4,000,000	$—	$21,940,000
	Other Benefits	—	—	38,619	—	28,619	—	57,238
	RSUs and PSUs	—	—	2,929,172	11,243,777	11,243,777	25,708,053	25,708,053

Bret Yunker	Cash Severance	$—	$—	$4,065,250	$1,437,500	$1,437,500	$—	$6,612,500
	Other Benefits	—	—	16,670	—	6,670	—	10,005
	RSUs and PSUs	—	—	1,122,824	4,140,099	4,140,099	5,641,306	5,641,306

Anthony L. Carano	Cash Severance	$—	$—	$4,772,250	$1,687,500	$1,687,500	$—	$7,762,500
	Other Benefits	—	—	37,523	—	27,523	—	41,285
	RSUs and PSUs	—	—	1,318,109	4,922,868	4,922,868	6,685,182	6,685,182

Edmund L. Quatmann, Jr.	Cash Severance	$—	$—	$2,346,700	$775,000	$775,000	$—	$3,875,000
	Other Benefits	—	—	30,337	—	20,337	—	30,505
	RSUs and PSUs	—	—	504,459	1,916,375	1,916,375	2,590,822	2,590,822

Stephanie Lepori	Cash Severance	$—	$—	$2,119,600	$700,000	$700,000	$—	$3,500,000

	Other Benefits	—	—	24,532	—	14,532	—	21,798

	RSUs and PSUs	—	—	455,595	1,639,862	1,639,862	2,249,020	2,249,020

The amounts included in “Cash Severance” above includes the cash severance payments for each NEO under their respective employment agreement in effect as of December 31, 2023 (i.e., the sum of annual base salary and target incentive bonus, multiplied by the applicable severance multiple). Cash Severance on a termination without cause or for good reason also includes the full amount of the actual annual incentive bonus earned, including any authorized bonus amounts, in respect of the 2023 calendar year (or, on a termination without cause or for good reason following a change of control, the full target amount), which amount would also become payable assuming such termination happened on December 31, 2023, given there would be no pro-ration. The amounts included under “Other Benefits” includes the amounts payable in respect of COBRA continuation and outplacement services, as applicable.

Under the executive employment agreements, upon the occurrence of an NEO’s death, they would receive a pro-rated target annual incentive bonus for such year, and upon the occurrence of an NEO’s disability, they would receive a pro-rated target annual incentive bonus for such year, plus continuation of COBRA benefits for 12 months. The amount shown under “Cash Severance” in the table above under these scenarios includes a full target incentive bonus amount for the year of termination, assuming such event occurred on December 31, 2023, given there would be no pro-ration.

Under the terms of the PSUs and RSUs granted during 2021, upon a termination as a result of the executive’s death or disability, other than during the 18-month period following a change of control, all unvested RSUs would become vested, and upon death, disability or retirement, a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual performance. For awards granted during 2022 and 2023 (other than Mr. Reeg’s one-time performance-based grant made in 2022), upon a termination as a result of the executive’s death or disability, other than during the 18-month period following a change of control, all unvested RSUs would become vested, and upon death, disability or retirement, a pro-rated portion of the

51

PSUs would remain eligible to be earned following the end of the performance period based on actual performance. Additionally, for awards granted during 2023, upon a termination by the Company without “cause” or by the executive for “good reason”, other than during the 18-month period following a change in control, a pro-rated portion of the next tranche of RSUs would become vested, and a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual performance. For purposes of the chart above, we have assumed “target” level performance was achieved for purposes of calculating the acceleration of unvested PSUs in these termination scenarios.

The award agreement for Mr. Reeg’s one-time performance-based grant made in 2022 provides that, upon termination by the Company without cause, by Mr. Reeg for good reason, or as a result of his death or disability, any awards that have not yet been earned based on the applicable stock price hurdles would be forfeited. For purposes of the chart above, $0 has been included in respect of this award due to the fact that, as of December 31, 2023, none of the stock price hurdles had been met.

For purposes of calculating the value of RSUs and PSUs upon a change of control, or upon a termination by the company without “cause” or by the executive for “good reason” following a change of control, we have assumed that no replacement award was provided in connection with the change of control and that each NEO’s employment was terminated on December 31, 2023, and that all unvested RSUs and PSUs vested at “target” level. For RSUs and PSUs granted, unvested awards would not accelerate automatically if a “replacement award” was provided. For purposes of calculating the value of Mr. Reeg’s one-time performance-based grant in connection with a change of control, we have assumed that all of the applicable stock price goals would be met and the award would vest upon the change of control.

52	2024 PROXY STATEMENT

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Reeg, our CEO, and the annual total compensation of all of our employees.

Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. As permitted under Item 402(u) of Regulation S-K, for purposes of calculating the 2023 CEO pay ratio, we used the same employee who was identified as our median employee for 2021 as reported in our proxy statement filed in 2022, and recalculated that employee’s annual total compensation for 2023.

For purposes of determining the median employee in respect of 2021, we determined that, as of December 31, 2021, the employee population of the Company and its consolidated subsidiaries consisted of approximately 48,122 employees as reflected in our internal payroll records. This population included full-time, part-time and seasonal employees employed by us on that date. Less than 5% of our employee population is located outside the US. We did not exclude any employees from our population for purposes of calculating the pay ratio.

To identify our median employee from this population for 2021, we used cash compensation paid during 2021, consisting of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, plus bonus payments, other cash-based wages and matching contributions to the employees’ 401k plan account for all employees. We annualized the cash compensation for any employees who were hired during 2021. Certain of our non-salaried employees also may receive tip income, which we excluded for purposes of determining the median employee.

We determined that the median employee’s annual total compensation for 2023 was $33,250 and the annual total compensation of our CEO was $18,610,359 as shown in the “Total” column of the Summary Compensation Table included in this Proxy Statement. Based on this information, for 2023 the ratio of the annual total compensation of Mr. Reeg to the annual total compensation of the median employee was 560 to 1.

Because the SEC rules for identifying the median employee of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies in calculating their pay ratios.

53

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer (“PEO”), the average of our other
Non-PEO
NEOs and certain financial performance metrics of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1)	COMPENSATION ACTUALLY PAID TO PEO (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (4)	TOTAL SHAREHOLDER RETURN (5)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (LOSS) (MILLIONS) (7)	ADJUSTED EBITDA (MILLIONS) (8)

2023	$18,610,359	$15,389,438	$5,766,189	$5,458,300	$78.60	$97.99	$828	$3,938

2022	$31,349,920	$(15,761,300)	$5,086,053	$(4,320,027)	$69.75	$76.58	$(910)	$3,243

2021	$22,597,251	$35,457,581	$7,207,522	$10,643,119	$156.82	$104.31	$(1,016)	$2,990

2020	$13,692,480	$23,627,242	$4,944,156	$7,883,678	$124.53	$108.20	$(1,758)	$794

(1)	The dollar amounts shown in this column are the amounts of total compensation reported for Mr. Reeg (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Reeg, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Reeg during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Reeg’s total compensation for 2023 to determine the compensation actually paid:

	PEO
YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL	REPORTED VALUE OF EQUITY AWARDS (a)	EQUITY AWARD ADJUSTMENTS (b)	COMPENSATION ACTUALLY PAID

2023	$18,610,359	$(12,161,765)	$8,940,844	$15,389,438

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2023 .

(b)
The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2023 year that are outstanding and unvested as of the end of the year; (ii) the amount of change, as of the end of 2023 as compared to the end of 2022 in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the 2023; (iii) for awards granted in prior years that vest in the 2023, the amount equal to the change as of the vesting date (from the end of 2022) in fair value; and (iv) the fair value at the end of the prior fiscal year of equity awards that failed to meet the applicable vesting conditions in 2023. The amounts deducted or added, as applicable, in calculating the equity award adjustments are as follows:

	PEO
YEAR	YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED AND UNVESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	TOTAL EQUITY AWARD ADJUSTMENTS*

2023	$9,818,960	$(2,034,013)	$2,002,754	$(846,857)	$8,940,844

*
Key assumptions used in the Monte Carlo simulation for determining the equity adjustments as of December 31, 2023 for the 2023 and 2022 relative TSR PSU grants included
: (i) the remaining expected terms of 2 years and 1 year, respectively; (ii) a risk-free rate commensurate with the remaining expected term of 4.19% and 4.73%, respectively; (iii) a dividend yield of 0%; and (iv) an expected volatility of 59.01% and 45.55%, respectively
.

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (other than Mr. Reeg) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding

54	2024 PROXY STATEMENT

Mr. Reeg) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023 and 2022, Bret Yunker, Anthony L. Carano, Edmund L. Quatmann, Jr. and Stephanie Lepori (ii) for 2021, Gary L. Carano, Bret Yunker, Anthony L. Carano and Edmund L. Quatmann, Jr. and (iii) for 2020, Gary L. Carano, Bret Yunker, Anthony L Carano and Stephanie Lepori.

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (identified in Footnote 3), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item
402
(v) of Regulation
S-K,
the following adjustments were made to average total compensation for these NEOs as a group for 2023 to determine the compensation actually paid:

	NON-PEO NEOs
YEAR	REPORTED SUMMARY COMPENSATION TABLE	REPORTED VALUE OF EQUITY AWARDS (c )	EQUITY AWARD ADJUSTMENTS (d)	COMPENSATION ACTUALLY PAID

2023	$5,766,189	$(3,530,266)	$3,222,377	$5,458,300

(c)	Consistent with Note 2(a) above, the grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2023.

(d)
Consistent with Note 2(b) above, the equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2023 year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2023, as compared to the end of 2022, in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the 2023; (iii) for awards granted in prior years that vest in the 2023, the amount equal to the change as of the vesting date (from the end of 2022) in fair value; and (iv) the fair value at the end of the prior fiscal year of equity awards that failed to meet the applicable vesting conditions in 2023. The amounts deducted or added, as applicable, in calculating the equity award adjustments are as follows:

	NON-PEO NEOs
YEAR	AVG. YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED AND UNVESTED IN THE YEAR	AVG. YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS	AVG. YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	TOTAL EQUITY AWARD ADJUSTMENTS*

2023	$2,850,204	$(112,985)	$749,790	$(264,632)	$3,222,377

*
Key assumptions used in the Monte Carlo simulation for determining the equity adjustments as of December 31, 2023 for the 2023 and 2022 relative TSR PSU grants included: (i) the remaining expected terms of 2 years and 1 year, respectively; (ii) a risk-free rate commensurate with the remaining expected term of 4.19% and 4.73%, respectively; (iii) a dividend yield of 0%; and (iv) an expected volatility of 59.01% and 45.55%, respectively.

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: The Dow Jones U.S. Gambling Total Stock Market Index.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(8)
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link company performance to compensation actually paid to the company’s NEOs, for the most recently completed fiscal year.

For a reconciliation of Net Income (Loss) to Adjusted EBITDA, see the section entitled “Supplemental Unaudited Presentation of Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the Years Ended December 31, 2023, 2022 and 2021” on
pages
47—48 of our 2023 Annual Report on Form
10-K.
Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s
NEOs
, for
the
most recently completed fiscal year, to the Company’s performance are as follows:

a.	Adjusted EBITDA
b.	Relative TSR
c.	Absolute TSR

55

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

56	2024 PROXY STATEMENT

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income (Loss) during the four most recently completed fiscal years.

57

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

58	2024 PROXY STATEMENT

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the Dow Jones U.S. Gambling Total Stock Market Index over the same period.

59

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing director compensation and making relevant recommendations to the Board. Aon, the Compensation Committee’s independent consultant, annually prepares a competitive total compensation study against the same peers as used for our annual executive compensation study.

The Compensation Committee approved the following director compensation program for 2023, based on a report and recommendation provided by Aon:

COMPONENT	ANNUAL AMOUNT ($)

Annual Retainer	100,000

Annual Vice Chair Retainer	100,000

Lead Independent Director	50,000

Audit Committee service	20,000

Compensation Committee service	15,000

Corporate Social Responsibility Committee service	15,000

Nominating and Corporate Governance Committee service	10,000

Audit Committee Chair	40,000

Compensation Committee Chair	30,000

Corporate Social Responsibility Committee Chair	30,000

Nominating and Corporate Governance Committee Chair	20,000

Annual equity grant	225,000

All of our directors are reimbursed for expenses incurred in connection with their service on the Board. In addition, as a casino-entertainment and hospitality services provider, we are able to provide perquisites relating to food and beverage, hotel, entertainment and related offerings, with little or no additional cost to us, at comped values not to exceed $20,000 per year. These offerings allow members of our Board and management the opportunity to better understand and experience our products and services.

Mr. Gary L. Carano and Mr. Reeg are employee directors and do not receive any compensation for their capacity as directors. Ms. Harris Jones was elected to the Board in April 2024 and therefore did not receive any compensation in 2023. The following table sets forth the compensation provided by the Company to non-employee directors during 2023:

NAME	FEES EARNED OR PAID IN CASH ($)(4)	STOCK AWARD OR UNIT ($)(5)(6)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Bonnie S. Biumi	120,000	255,813	—	375,813

Jan Jones Blackhurst(1)	130,000	255,813	16,833	402,646

Frank J. Fahrenkopf Jr.	130,000	255,813	—	385,813

Don R. Kornstein(1)	255,000	255,813	7,137	517,950

Courtney R. Mather(2)	190,000	255,813	—	445,813

Michael E. Pegram(3)	125,000	255,813	—	380,813

David P. Tomick	200,000	255,813	—	455,813

(1)

Ms. Jones Blackhurst and Mr. Kornstein receive medical, dental and vision insurance coverage under the CEC health insurance plans, which plans were assumed by the Company in connection with the merger. The amount shown under “All Other Compensation” represents the amounts paid by the Company during 2023 in connection with providing Mr. Kornstein and Ms. Jones Blackhurst with these benefits.

(2)

Mr. Mather previously elected to defer his cash retainer fees into deferred phantom stock units under the Company’s Outside Director Deferred Compensation Plan. He also elected to defer his annual equity grant for 2023 under the Company’s Outside Director Deferred Compensation Plan. In 2023, Mr. Mather was paid an additional $40,000 for missed payments for his audit committee service for the years 2021 and 2022 which was inadvertently omitted from his fee payments.

(3)	Mr. Pegram previously elected to defer his annual equity grant for 2023 under the Company’s Outside Director Deferred Compensation Plan.

(4)	Represents fees paid in cash in respect of service during the calendar year 2023.

60	2024 PROXY STATEMENT

(5)

Amounts shown represent the grant date fair value of RSUs granted in 2023. The RSUs granted to our non-employee directors are fully-vested on the date of grant and the fair value is equal to the number of RSUs received multiplied by the closing price of our common stock on the grant date.

(6)

As of December 31, 2023, none of the non-employee directors held unvested stock awards. As of December 31, 2023, Ms. Biumi and Messrs. Fahrenkopf, Mather, Pegram and Tomick held 4,612, 49,015, 10,509, 51,979 and 41,470 deferred stock units, respectively.

Pursuant to the Caesars Entertainment, Inc. Outside Director Deferred Compensation Plan, non-employee directors have an opportunity to defer their Board compensation and equity grants. Mr. Mather has elected to defer his cash retainer fees into deferred phantom stock units, which will be settled in shares of common stock on the applicable settlement date. Mr. Mather also elected to defer his annual equity grant for 2023.

As described above in the section titled “Board Leadership and Risk Oversight”, as a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission, and New Jersey Casino Control Commission, we maintain a Compliance Committee, which currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members Mr. A.J. “Bud” Hicks (who serves as the Chairperson and an independent member of the Compliance Committee), Anthony L. Carano, Ms. Lepori and Mr. Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Quatmann also serves as an ex-officio member of the Compliance Committee. Messrs. Fahrenkopf and Pegram each received an annual cash retainer fee of $10,000 for service on the Compliance Committee, which is included in the table above.

COMPENSATION RISK ASSESSMENT

It is the responsibility of the Compensation Committee to review the Company’s policies and practices related to compensation in the context of their potential encouragement of excessive risk-taking behavior. The Compensation Committee has worked closely with Aon to design a performance-based compensation system that supports our objective to align shareholder and management interests, supports our strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact us. The following factors mitigate the risk associated with our compensation programs:

•

The Compensation Committee approves and, in some instances, the Board ratifies, short and long-term performance objectives for our incentive plans, which we believe are appropriately aligned with the creation of shareholder value;

•	The Compensation Committee’s authority to modify final payouts under both short and long-term incentive plans;

•

The use of company-wide performance metrics for both the short and long-term incentive programs ensures that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of shareholders;

•	The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives’ interests with those of our shareholders;

•	Capping the potential payouts under both short and long-term incentive plans to eliminate the potential for any windfalls; and

•

The use of competitive general and change-in-control severance arrangements help to ensure that team members continue to work toward the shareholders’ best interests in light of potential employment uncertainty.

Based on a review of these factors, the Compensation Committee believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

61

EQUITY COMPENSATION PLAN INFORMATION

We maintain long-term incentive plans which allow for granting stock-based compensation awards for directors, employees, officers, and consultants or advisers who render services to the Company or its subsidiaries, based on Company common stock, including stock options, RSUs, PSUs, market-based performance stock units (“MSUs”), stock appreciation rights, and other stock-based awards or dividend equivalents. Forfeitures are recorded in the period in which they occur. See Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 20, 2024, for a description of our stock-based compensation plans.

The following table sets forth information as of December 31, 2023, with respect to compensation plans under which equity securities that we have authorized for issuance. Included within the amounts in the table below are outstanding awards and securities remaining available for future issuance from the Legacy Caesars Share Reserve, described below (See Proposal 4).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,122,668	$—	3,937,123

(1)	Includes unvested RSUs, PSUs based on Adjusted EBITDA, and PSUs based on TSR only, there were no outstanding options as of December 31, 2023.

(2)	RSUs, PSUs based on Adjusted EBITDA, and PSUs based on TSR do not have an exercise price.

62	2024 PROXY STATEMENT

The Audit Committee reviews the performance and independence of the independent registered public accounting firm annually. During 2023, the Audit Committee continued to retain Deloitte & Touche LLP. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions.

63

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and our consolidated financial statements. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by applicable listing standards of Nasdaq and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was originally adopted in September 2014 and most recently amended in April 2022. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, our independent registered public accounting firm expresses an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibility to monitor and oversee our internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from our management and our independent registered public accounting firm on our compliance with our obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and our independent registered public accounting firm, management’s assessment of the effectiveness of our internal controls over financial reporting, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Our members of the Audit Committee are not full-time team members and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent”.

64	2024 PROXY STATEMENT

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

David P. Tomick, Chair	Bonnie S. Biumi	Courtney R. Mather

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee’s charter provides for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm(s). Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm(s) in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee.

FEES PAID TO AUDITORS

The following table summarizes the aggregate fees paid to Deloitte & Touche LLP or accrued by the Company during 2023 and 2022:

	2023 ($)	2022 ($)

Audit Fees(1)	7,744,500	7,228,945

Audit-Related Fees(2)	1,360,000	1,285,000

Tax Fees(3)	68,523	220,213

All Other Fees	—	—

Total	9,173,023	8,734,158

(1)	Audit fees include:

•

Audit of the Company’s annual financial statements, including the audits of the various subsidiaries’ financial statements, including those of gaming operations as required by the regulations of the respective jurisdictions;

•	International audit fees and other non-recurring audits;

•	Sarbanes-Oxley Act, Section 404 attestation services;

•	Reviews of the Company’s quarterly financial statements;

•	Consents and other services related to SEC matters and debt offerings; and

•	Related out-of-pocket expenses.

•	For 2023 and 2022, audit fees included $165,000 and $325,000, respectively, for audit services requested by a third party for which the Company was fully reimbursed.

(2)	Audit-Related Fees include:

•	Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations;

•	Audits of employee benefit plans;

•	Agreed-upon procedures engagements; and

•	Related out-of-pocket expenses.

(3)	Tax Fees include:

•	Tax advisory services performed analyzing and evaluating the tax impact of proposed transactions and general consulting services.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S INDEPENDENCE

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The Audit Committee determined that such services are compatible with the provision of independent audit services.

66	2024 PROXY STATEMENT

Introduction

On April 24, 2024, our Board adopted the Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan (the “A&R Plan”), which amends and restates our Amended and Restated 2015 Equity Incentive Plan (the “Prior Plan”). The A&R Plan makes the following material amendments to the Prior Plan:

•	Increases the aggregate number of shares reserved for issuance under the A&R Plan by 8,000,000 shares;

•	Increases the aggregate number of shares which may be granted as incentive stock options (“ISOs”) by 8,000,000 shares;

•	Amends the definition of eligible consultants to include any individual or entity that qualifies as a consultant under the Form S-8 rules;

•	Extends the right to grant awards under the A&R Plan through June 11, 2034;

•	Extends right to grant ISOs under the A&R Plan through April 24, 2034; and

•

Removes certain provisions from the A&R Plan which were otherwise required for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017.

The A&R Plan is subject to shareholder approval. If approved by our shareholders, the A&R Plan will become effective as of June 11, 2024 (the “A&R Plan Effective Date”). The Board recommends that you vote “FOR” the approval of the A&R Plan.

Why Shareholders Should Vote to Approve the A&R Plan

The Prior Plan was adopted by our Board on March 28, 2019, and was approved by our shareholders at our 2019 annual meeting of shareholders, held on June 19, 2019.

We do not have any other stock incentive plans pursuant to which equity awards can be granted. We are asking our shareholders to approve the A&R Plan because we believe the availability of an adequate reserve of shares under the A&R Plan is an integral part of our compensation program, as well as our continued growth and success. If the A&R Plan is not approved, we believe the foregoing goals will be adversely affected.

•

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. The A&R Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. By maintaining a long-term incentive plan such as the A&R Plan, our Compensation Committee will be able to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our shareholders and promote a focus on long-term value creation.

•

We Manage Our Equity Incentive Award Use Carefully. We manage our long-term shareholder dilution and share usage by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our equity share usage to ensure that we maximize shareholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, non-employee directors and consultants.

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Information on Equity Compensation Plans as of April 1, 2024

The information included in this Proxy Statement and our 2023 Annual Report on Form 10-K is updated by the following information regarding all existing equity compensation plans as of April 1, 2024 (which is only the Prior Plan):

Number of Shares(1)

Total Number of Shares Subject to Full-Value Awards Outstanding(2)	4,306,661

Total Number of Shares Available for Grant Under the Prior Plan(3)	2,135,454

Total Number of Shares of Common Stock Outstanding	216,406,051

(1)

As part of the Company’s merger with CEC in July 2020, we assumed shares of CEC common stock remaining available for issuance under the Caesars Entertainment Corporation 2017 Performance Incentive Plan (the “2017 PIP”), which shares were converted into 2,579,157 shares of our common stock and became available for issuance under the Prior Plan. In addition, as part of the CEC merger, we assumed options to purchase shares of CEC common stock, which were converted into options to purchase our shares of common stock; none of these options remained outstanding as of April 1, 2024. The shares available for issuance under the 2017 PIP as of the closing of the acquisition, and the shares subject to the assumed options that would have become available for issuance under the 2017 PIP after the closing of the CEC merger in accordance with the terms of the 2017 PIP, became available for future awards under the Prior Plan pursuant to an exception from the stockholder approval rules under Nasdaq Stock Market Rule 5635(c)(3) (such shares, the “Legacy Caesars Share Reserve”). As of April 1, 2024 approximately 169,355 shares of our common stock remained available for future issuance under the Prior Plan under the Legacy Caesars Share Reserve, which number is included in the aggregate number of shares available for issuance under the Prior Plan set forth in this table. However, these shares may not be granted by the Company to individuals who were employees or consultants of the Company or its subsidiaries, or were members of the Board, prior to the closing of the merger with CEC on July 20, 2020. The time period during which awards may be issued from the Legacy Caesars Share Reserve is also limited to the period when they would have been available under the 2017 PIP, absent the transaction.

(2)

Includes time-based restricted stock units (“RSUs”), performance stock units (“PSUs”) and market-based performance stock units (“MSUs”), including shares subject to outstanding awards granted pursuant to the Legacy Caesars Share Reserve. The number of shares subject to full-value awards outstanding includes PSUs and MSUs outstanding assuming performance at the “target” performance level. There are no stock options outstanding under the Prior Plan.

(3)

The Prior Plan is the only equity plan maintained by the Company, and is the only equity plan under which we may currently grant new equity awards. The number of shares remaining available for future grant under the Prior Plan reflects PSUs and MSUs at target payout. As explained in footnote (1), this number also includes shares remaining available under the Legacy Caesars Share Reserve. Excluding those shares, the number of shares remaining available for future grant under the Prior Plan as of April 1, 2024 is 1,966,099.

Background of Determination of Shares Under the A&R Plan

As mentioned above, in its determination to approve the A&R Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the Board believes is an incentive and retention mechanism for our employees, consultants and non-employee directors. The Board considered key factors in making its determination including our historical grant rates, the shares remaining available for issuance under the Prior Plan, and the potential dilution associated with the Prior Plan. All amounts discussed below, where applicable, unless otherwise described, are inclusive of the Legacy Caesars Share Reserve.

This review included a consideration of the following key metrics, factors and philosophies:

•

In fiscal year 2023, we granted equity awards covering 2.1 million shares of our common stock, of which 211,003 were performance-based awards granted to our NEOs assuming performance “at target”. On average, over the fiscal 2021—2023 period, we granted 1.5 million shares annually. The amounts include PSUs and MSUs based on the achievement of “target” performance goals.

68	2024 PROXY STATEMENT

•	Our three-year average annual share pool usage over the most recently completed three-year period (or “burn rate”) was approximately 0.70%, as shown in the following table.

	2021	2022	2023	Three-year Average

Restricted Stock Units granted	927,016	773,778	1,487,539	1,062,778

PSUs granted (at “Target”)	81,006	80,420	192,836	118,087

MSUs granted (at “Target”)	147,471	428,153	379,855	318,493

Total incentive awards granted(1)	1,155,493	1,282,351	2,060,230	1,499,358

PSUs vested(2)	161,556	191,279	243,093	198,643

MSUs vested(2)	208,866	117,149	139,536	155,184

Weighted Average Shares Outstanding (Basic)	211,275,216	214,404,316	215,397,365	213,692,299

Burn Rate(3)	0.55%	0.60%	0.96%	0.70%

(1)

Includes both time-based RSUs and Adjusted EBITDA PSUs and market-based rTSR PSUs (“MSUs”) granted in the applicable year. PSUs and MSUs assume performance at the “target” performance level. There are no stock options outstanding under the Prior Plan.

(2)

Reflects PSU and MSU awards vested in the applicable year based on actual achievement of performance goals. The number of PSU and MSU awards that were forfeited as of the end of 2021, 2022 and 2023 was 5,633; 10,798; and 14,601, respectively.

(3)	Burn Rate reflects the total incentive awards granted divided by Weighted Average Shares Outstanding (Basic) in the applicable year.

•

An additional metric that we use to measure the cumulative dilutive impact of our equity-based awards program is fully diluted overhang, which is the sum of (1) the number of shares subject to equity awards outstanding, but not exercised or settled and (2) the number of shares available to be granted under our equity compensation plans, divided by the sum of (A) the total common shares outstanding, (B) the number of shares subject to equity awards outstanding but not exercised or settled, and (C) the number of shares available to be granted under our equity compensation plans. Our approximate fully-diluted overhang as of April 1, 2024, was 2.9%. If the A&R Plan had been approved as of such date, our approximate potential overhang, on a fully-diluted basis, would increase by 3.4% to 6.3% and then would decline over time.

If approved by our shareholders, the A&R Plan would increase the aggregate number of shares available for grant by 8,000,000 shares of common stock.

If we exhaust the share reserve under the Prior Plan without approval of the A&R Plan, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with our shareholders.

In light of the factors described above, the Board believes that the size of the share reserve proposed by the A&R Plan is reasonable and appropriate at this time.

To the extent we grant any awards between April 1, 2024 and the date of this Annual Meeting, the available share reserve under the A&R Plan will be reduced from 10,135,454 shares (i.e., the remaining available reserve as of April 1, 2024 (2,135,454 shares, assuming the payout of outstanding PSUs and MSUs at “target” performance goals) plus 8,000,000 shares) by the number of shares that we grant during such period.

The A&R Plan Combines Compensation and Governance Best Practices

The A&R Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•

Shareholder approval is required for additional shares. The A&R Plan does not contain an annual “evergreen” provision. The A&R Plan authorizes a fixed number of shares, so that shareholder approval is required to increase the maximum number of shares of our common stock which may be issued under the A&R Plan.

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•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Repricing and cash buyouts are not allowed. The A&R Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights for new awards or cash without prior shareholder approval.

•

Limitations on dividend payments on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on options or stock appreciation rights.

•	Clawback. The A&R Plan provides that all awards will be subject to the Company’s clawback policy.

•	No tax gross-ups. The A&R Plan does not provide for any tax gross-ups.

•

Individual Award Limit. The A&R Plan provides that the maximum number of shares with respect to which awards may be granted to any single participant in any fiscal year, or individual award limit, is 1,000,000 shares.

•

Annual Director Limit. The A&R Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year, or director limit, may not exceed the amount equal to $950,000.

Shareholder Approval

As mentioned above, if this A&R Plan is approved, then as of the A&R Plan Effective Date, an aggregate of (i) 8,000,000 shares and (ii) any shares that remain available for issuance under the Prior Plan as of the A&R Plan Effective Date will be reserved for issuance pursuant to the A&R Plan, all of which may be granted as ISOs pursuant to Section 422 of the Code. We will also be able to continue to use the Legacy Caesars Share Reserve for future awards under the A&R Plan. Approval of the A&R Plan will constitute approval pursuant to the NASDAQ Stock Market shareholder approval requirements applicable to equity compensation plans and approval pursuant to the shareholder approval requirements of Section 422 of the Code relating to ISOs (to the extent required by the Code).

If our shareholders do not approve the A&R Plan pursuant to this Proposal 4, the additional shares proposed by the A&R Plan will not become available for issuance and the Prior Plan (not as amended and restated) will continue in full force and effect, without giving effect to the A&R Plan, and we may continue to grant equity-based awards under the Prior Plan subject to shares remaining available for grant under the Prior Plan.

Material Terms of the A&R Plan

Summary of the A&R Plan

This section summarizes certain principal features of the A&R Plan. The summary is qualified in its entirety by reference to the complete text of the A&R Plan, which is attached as Appendix A to this Proxy Statement.

Purpose

The A&R Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors (as applicable, the “Committee”), to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The A&R Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code.

Shares Subject to the A&R Plan

An aggregate of 7,860,000 shares of our common stock initially were available for issuance under awards granted pursuant to the Prior Plan, not including the remaining shares available for issuance pursuant to the Legacy Caesars Share Reserve.

70	2024 PROXY STATEMENT

As discussed above, as part of the Company’s merger with CEC in July 2020, we assumed shares of CEC common stock remaining available for issuance under the 2017 PIP, which shares were converted into 2,579,157 shares of our common stock and became available for issuance under the Plan in accordance with listing exchange rules.

In addition, as part of the CEC merger, we assumed options to purchase shares of CEC common stock, which were converted into options to purchase our shares of common stock; none of these options remained outstanding as of April 1, 2024. The shares available for issuance under the 2017 PIP as of the closing of the acquisition, and the shares subject to the assumed options that would have become available for issuance under the 2017 PIP after the closing of the CEC merger in accordance with the terms of the 2017 PIP, which we refer to as the Legacy Caesars Share Reserve, became available for future awards under the Prior Plan pursuant to an exception from the stockholder approval rules under Nasdaq Stock Market Rule 5635(c)(3). However, these shares may not be granted by the Company to individuals who were employees or consultants of the Company or its subsidiaries, or were members of the Board, prior to the closing of the merger with CEC on July 20, 2020. The time period during which awards may be issued from the Legacy Caesars Share Reserve is also limited to the period when they would have been available under the 2017 PIP, absent the transaction.

As of April 1, 2024, there were 1,966,099 shares remaining available for grant under the Prior Plan (assuming the payout of outstanding PSUs and MSUs at “target” performance goals), plus an additional 169,355 shares that may be granted pursuant to the Legacy Caesars Share Reserve.

As described above, if this Proposal 4 is approved, then, as of the A&R Plan Effective Date, an aggregate of (i) 8,000,000 shares and (ii) any shares that remain available for issuance under the Prior Plan as of the A&R Plan Effective Date (which number as of April 1, 2024 was 2,135,454 shares (assuming the payout of outstanding PSUs and MSUs at “target” performance goals)) will be reserved for issuance pursuant to the A&R Plan, all of which may be granted as ISOs pursuant to Section 422 of the Code.

Any shares of our common stock covered by an award granted under the A&R Plan, which for any reason is expired, lapsed, forfeited or canceled, has been exchanged or settled in cash or has been surrendered, repurchased or canceled in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price paid, will again be available for awards under the A&R Plan. In addition, (i) shares delivered (either by actual delivery or attestation) to satisfy the applicable exercise or purchase price of an award and/or to satisfy any applicable tax withholding obligation with respect to an award, including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation, and (ii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will again become available for grant. Shares issued under the A&R Plan may be authorized and unissued shares, treasury shares or shares purchased in the open market.

However, common stock issued or delivered under awards granted under the A&R Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other A&R Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the A&R Plan, under circumstances further described in the A&R Plan, but will not count against the aggregate share limit or other A&R Plan limits described above, but will count against the maximum number of shares that may be issued upon the exercise of ISOs. The various limits described above are subject to potential adjustment as described in the A&R Plan.

The number of shares with respect to awards that may be granted under the A&R Plan to any individual participant in respect of a single fiscal year may not exceed 1,000,000 shares. Further, the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year, or director limit, may not exceed the amount equal to $950,000. Each of the foregoing limitations is subject to potential adjustment as described in the A&R Plan.

Plan Administration

The A&R Plan is administered by the Committee. The Committee generally may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by

71

awards and set the terms and conditions of awards. The Committee’s determinations and interpretations under the A&R Plan will be binding on all interested parties. Subject to applicable law, the Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the A&R Plan.

Eligibility

Awards may be made by the Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the board of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates.

Currently, approximately 51,000 employees, 7 non-employee directors and 350 qualifying consultants are eligible to receive awards under the A&R Plan.

No Repricing or Cash Buyouts

Except in connection with certain changes in our capital structure, shareholder approval is required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Types of Awards

The A&R Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, RSUs, performance awards, dividend equivalents and other stock-based awards. Certain awards under the A&R Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the A&R Plan are evidenced by award agreements, which detail the terms and conditions of awards, including any applicable vesting (including performance-based vesting) and payment terms and post-termination exercise limitations. Awards generally are settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

•

Stock Options. Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to substitute awards) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the A&R Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the A&R Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned for a period of time necessary to comply with Company policy or applicable accounting principles), or (iii) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law by (x) delivery of an irrevocable and unconditional undertaking by a broker to deliver sufficient funds to pay the exercise price, or (y) delivery of a copy of irrevocable and unconditional instructions to a broker to deliver cash or a check sufficient to pay the exercise price, or (iv) in the discretion of the Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price pursuant to a “net exercise” arrangements, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

•

Stock Appreciation Rights. SARs granted under the A&R Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to substitute

72	2024 PROXY STATEMENT

awards described below) less than fair market value on the date of grant). The Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.

•

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs granted under the A&R Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may vest and/or be forfeited to us, as may be determined by the Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends payable on Restricted Stock will not be paid unless and until the underlying award vests. No dividend equivalents shall be granted or paid with respect to Restricted Stock Units.

•

Performance Awards. Performance awards granted under the A&R Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee will determine. Subject to the terms of the A&R Plan and any applicable award agreement, the Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

•

Dividend Equivalents. In the sole discretion of the Committee, an award made as another stock-based award or a performance award, may provide the participant with the right to receive dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

•

Other Stock-Based Awards. In addition to the foregoing types of awards, the Committee will have authority to grant to participants an “other stock-based award” (as defined in the A&R Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Committee to be consistent with the purposes of the A&R Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the A&R Plan and any applicable award agreement, the Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the A&R Plan.

Amendments

The Board may amend the A&R Plan from time to time without further approval by our shareholders, except where (i) the amendment would increase the director limit, or (ii) stockholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the A&R Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the A&R Plan be

73

transferred for value or consideration, except as required by applicable law. However, the Committee may permit the transferability of an award under the A&R Plan by a participant to certain members of the participant’s immediate family or trusts in which these persons have more than fifty percent of the beneficial interest, or other entities owned by such persons.

Adjustments

The Committee has broad authority to act under the A&R Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, amalgamation, liquidation, dissolution, change in control, exchange or other disposition of all or substantially all of the assets of the Company, sale or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, other corporate transaction or event or other unusual or nonrecurring transaction or event.

Change of Control

The A&R Plan provides the Committee with the ability to grant awards that vest on a so-called “double-trigger” basis in the event of a Change in Control, which means that, if the participant is provided with a “replacement award” (as defined in the A&R Plan) in connection with a Change in Control, then the outstanding award to which such replacement award relates will not become fully vested or exercisable, and upon the participant’s termination of employment or service by the Company without Cause or by the participant for Good Reason (each, as defined in the A&R Plan) within two years following the Change in Control, all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

With respect to any awards under the A&R Plan that vest upon a Change in Control (i.e., for which no replacement award is provided), such awards may be cancelled or converted in connection with such Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Committee (which, if applicable, shall be based upon the price per share received or to be received by other shareholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the share(s) subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively, and any Option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share subject thereto may be canceled and terminated without any payment or consideration therefor).

Unless otherwise provided in the A&R Plan or an award agreement, to the extent any A&R Plan or award agreement provision would cause a payment of deferred compensation upon a Change in Control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the A&R Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the A&R Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. In the discretion of the Committee and subject to such rules as the Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by (i) delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for a period of time necessary to comply with Company policy or applicable accounting principles) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting

74	2024 PROXY STATEMENT

event a number of shares with a fair market value equal to such withholding liability or (ii) subject to any Company insider trading policy (including blackout periods), through (x) delivery of an irrevocable and unconditional undertaking by a broker to deliver sufficient funds to satisfy the tax obligations, or (y) delivery of a copy of irrevocable and unconditional instructions to a broker to deliver cash or a check sufficient to satisfy the tax withholding.

Detrimental Activity and Recapture Provisions

Awards under the A&R Plan will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, effective as of December 1, 2023, as such policy may be amended from time to time. Further, any award may be subject to cancellation or forfeiture, or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such other terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a participant, during employment or other service with the Company or an affiliate, engages in activity detrimental to the business of the Company. Further, notwithstanding anything in the A&R Plan to the contrary, any award may also be subject to cancellation, or forfeiture or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the shares may be traded.

Termination

No grant will be made under the A&R Plan more than 10 years following the date on which the shareholders approve the A&R Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the A&R Plan. An ISO may not be granted after the tenth anniversary of the date on which the A&R Plan was adopted.

If our shareholders approve this proposal, then after June 11, 2034, no awards may be granted and after April 24, 2034, no ISOs may be granted; if the proposal is not approved then we will not be able to grant awards after June 19, 2029 and ISOs after March 28, 2029. However, the A&R Plan does not have a specified expiration and will otherwise continue in effect until terminated by us.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the A&R Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•

Non-Qualified Stock Options. If an optionee is granted an NSO under the A&R Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and

75

we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•

Other Awards. The current federal income tax consequences of other awards authorized under the A&R Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, performance awards, dividend equivalents and other stock-based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the A&R Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the A&R Plan and awards granted under the A&R Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the A&R Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Future awards that our named executive officers, directors, other executive officers and other employees and consultants may receive under the A&R Plan will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor the Compensation Committee has made any determination to make future grants to any persons under the A&R Plan as of the date of this Annual Meeting. Therefore, it is not possible to determine the future benefits that will be received by these participants under the A&R Plan.

76	2024 PROXY STATEMENT

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the A&R Plan as of April 1, 2024, including awards granted pursuant to the Legacy Caesars Share Reserve. The closing per share market value of our stock on April 1, 2024 was $43.17.

Certain awards set forth in this table for the named executive officers were granted in 2023 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2023 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Options (#)	Restricted Stock Units (#)	Performance- Based Restricted Stock Units (#)(1)

Thomas Reeg, Chief Executive Officer and member of the Board	—	774,322	838,312

Anthony L. Carano, President and Chief Operating Officer	—	385,913	286,702

Bret Yunker, Chief Financial Officer	—	262,667	180,495

Edmund L. Quatmann, Jr., Chief Legal Officer	—	142,029	106,008

Stephanie Lepori, Chief Administrative and Accounting Officer	—	153,286	83,822

All Current Executive Officers as a Group	—	1,809,450	1,532,478

All Current Non-Executive Directors as a Group	—	575,478	310,671

Current Director Nominees:

Bonnie Biumi	—	27,840	—

Jan Jones Blackhurst	—	13,045	—

Gary L. Carano	—	316,994	310,671

Frank J. Fahrenkopf, Jr.	—	59,127	—

Kim Harris Jones	—	—	—

Don R. Kornstein	—	15,441	—

Courtney R. Mather	—	15,978	—

Michael E. Pegram	—	62,060	—

David P. Tomick	—	64,993	—

Each Associate of any such Directors, Executive Officers or Nominees	—	—	—

Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—	—

All Employees, Including all Current Officers who are not Executive Officers, as a Group	26,519	5,540,372	1,554,342

(1)	Based on “target” PSU and MSU awards granted for outstanding awards; otherwise based on actual PSU and MSU awards vested.

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Trinity Health, with an address of 766 Brady Ave., Apt. 635, Bronx, NY 10462, and the American Nonsmokers’ Rights Foundation, with an address of P.O. Box 2941, Berkeley, California 94702, have informed us that they intend to present the proposal set forth below at our Annual Meeting. The number of the Company’s securities that each shareholder owns will be provided to shareholders promptly upon request. If the shareholders (or their “qualified representative”) are present at the Annual Meeting and properly submit the proposal for a vote, then the shareholder proposal will be voted upon at the Annual Meeting. In accordance with the federal securities laws, the shareholder proposal is set forth in italics below as submitted by the shareholders and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

The Board has evaluated the proposal and has a statement in response to such shareholder proposal as set forth below.

RESOLVED: Shareholders request the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties. The report, prepared at reasonable cost and omitting confidential and proprietary information, should be published within six months following the 2024 shareholders meeting.

WHEREAS:

The U.S. Surgeon General released a landmark report in 2006 stating that there is no safe level of exposure to secondhand smoke. Tobacco use and secondhand smoke exposure kills nearly 500,000 Americans every year. For the gaming industry, workers on casino floors are largely people of color and women; lack of access to smokefree air can deepen existing disparities in health outcomes.

The COVID-19 pandemic changed long-held business assumptions across many industries. For the gaming industry, customers became much more sensitive to indoor air quality and how such air affects their health.

While our Company may have efforts to address indoor air quality, the American Society of Heating, Refrigerating and Air-Conditioning Engineers states: “There is no currently available or reasonably anticipated ventilation or air cleaning system that can adequately control or significantly reduce the health risks of environmental tobacco smoke to an acceptable level.”

As independent researchers C3 Gaming found in analyzing revenue performance in several competitive casino markets, smokefree casinos, for the first time, generated more revenue: “Data from multiple jurisdictions clearly indicates that banning smoking no longer causes a dramatic drop in gaming revenue. In fact, non-smoking properties appear to be performing better than their counterparts that continue to allow smoking.”

There are potential business risks to allowing indoor smoking in Caesars Entertainment properties, from higher employee health insurance premiums (when compared with casinos that don’t permit indoor smoking), greater maintenance costs, and deterring a significant number of potential visitors who won’t visit a casino due exposure to tobacco smoke (88.5% of the American public does not smoke).

Shareholders have no guidance as to the costs our Company is bearing for continuing to allow indoor smoking, nor has the Company disclosed the social and environmental costs and risks imposed on its stakeholders.

78	2024 PROXY STATEMENT

Parx Casino’s Chief Marketing Officer told the Play Pennsylvania website in February 2023 that since the casino went smokefree, Parx has seen a positive effect on the health and morale of employees, and did not increase health insurance premiums: “Frankly, we are starting to see health costs go down....What’s been interesting to me, is a lot of our smoking guests have actually said things like, ‘I never realized how smoky and annoying it was. I really don’t mind walking 50 feet out to the smoking patio.”

New customer preferences require an examination of the status quo in which smoking is allowed in gaming properties around the country. We believe our Company could enhance its ESG initiatives by conducting the report that our proposal requests. We urge Caesars Entertainment shareholders to vote in favor of this proposal.

Statement from the Board of Directors in Opposition to the Shareholder Proposal

The Board has considered this proposal and concluded that the proposal is not in the best interest of our shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.

We comply with state and municipal laws regulating smoking at our properties, and do not believe that the proposal would be an effective use of Company resources.

As of December 31, 2023, we own, lease or manage an aggregate of 52 domestic properties in 18 states. The laws of seven of the states in which we operate properties completely prohibit smoking indoors at casinos, including at our properties, and as a result, ten of our casinos are already smokefree. To our knowledge, the legislatures of at least two of the remaining states in which we own, lease or manage property are currently considering the adoption of policies that would ban smoking at our properties in those states. We are committed to complying with the laws of the municipalities and states in which we operate, including any laws which regulate smoking at our properties.

Determining the smoking policy for our properties is a complex business decision and we believe our current policies strike the appropriate balance in appealing to both smoking and non-smoking customers.

As a gaming and hospitality company, we provide a service to our customers. The smoking policy for each of our properties is impacted by a wide range of business considerations, including, among others, local practices and regulations, the tastes and preferences of customers, policies of competitors located nearby our properties, the effectiveness of airflow technology solutions, and the availability of alternative approaches. Balancing such business considerations is a complex issue and we have a robust governance structure in place, which includes an active board of directors and management team, dedicated management committees and other subject matter experts, that is responsible for analyzing the ongoing management of our properties and ultimately making decisions in a manner that is appropriate for the Company, our customers and our shareholders.

Our smoking policies vary across our properties and several of our properties already ban smoking entirely, including those where it is required by municipal or state laws. At those properties where we do allow smoking, we limit the areas where our customers are allowed to smoke. For example, at our Las Vegas and other Nevada properties, although smoking is allowed in the casino, it is prohibited in all non-gaming areas of the casino, including in restaurants and bathrooms. We believe that completely banning smoking from all our properties where it is not legally required may risk alienating our smoking customers.

We take the health of all our customers seriously and when we allow smoking in certain designated areas of our properties, we also take steps to help protect the health of our non-smoking customers.

We want to cater to as many customers as possible and we believe our current policies strike the appropriate balance in appealing to both smoking and non-smoking customers.

For these reasons, among others, we believe that the proposal is not in the best interests of the Company, our customers or our shareholders.

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OTHER BUSINESS

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

NOTICE REGARDING ABANDONED PROPERTY LAW OF NEW YORK STATE

We have been informed by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by our record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the shareholder’s address of record is apparently correct.

The Transfer Agent has advised us that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

Accordingly, shareholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to us, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTION POLICY

APPROVAL OF RELATED PARTY TRANSACTIONS

The Code requires that any proposed transaction between us and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to our Compliance Officer, our Compliance Committee, and our Audit Committee and approved by our Audit Committee.

Our Audit Committee Charter and the Code require our Audit Committee to review and approve all of our related party transactions. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a “related party” is any of the following:

•	a director (or director nominee);

•	an executive officer of the Company;

80	2024 PROXY STATEMENT

•	an immediate family member of any executive officer or director;

•	a beneficial owner of 5% or more of any class of our voting securities;

•	an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

•	any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable Nasdaq rules and regulations.

A related party transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest.

RELATED PARTY TRANSACTIONS

LEASED PROPERTY

We own the entire parcel on which Eldorado Resort Casino Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates (“CSY”) (the “CSY Lease”). CSY is a general partnership in which a trust has an approximate 27% interest. Our Executive Chairman of the Board, Gary L. Carano, and his siblings are direct or indirect beneficiaries of the trust. The CSY Lease expires on June 30, 2057. Annual rent pursuant to the CSY Lease is currently $0.6 million, paid monthly. Annual rent is subject to periodic rent escalations of 1 to 2 percent through the term of the lease. Commensurate with its interest, the trust receives directly from us approximately 27% of the rent we pay for the CSY Lease. As of December 31, 2023 and 2022 there were no amounts due to or from CSY.

We lease space within Tamarack Casino, located in Reno, Nevada, to operate a sportsbook (the “Tamarack Lease”). Indirectly, Mr. Pegram, a member of our Board, has an approximate 54.7% interest in the Tamarack Casino, and the Company’s Executive Chairman of the Board, Gary L. Carano and his siblings, collectively, have an approximate 22.7% interest. Pursuant to the terms of the Tamarack Lease, we pay Tamarack Casino $0.1 million annually in rent and other related sportsbook expenses. In addition, in 2023 we reimbursed Tamarack Casino for certain operating activity, which totaled $0.4 million. During 2023, Tamarack Casino assumed the cash management service for our Sportsbook and, from time to time, reimburses the Company for net wagering activity and customer deposits. As of December 31, 2023 the Company had a net receivable balance from Tamarack Casino of approximately $0.6 million, and as of December 31, 2022 there were no amounts due to or from Tamarack Casino.

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COMPENSATION PAID TO FAMILY MEMBERS

For the period beginning January 1, 2023 to April 1, 2024, family members who are related to Gary L. Carano, Anthony L. Carano, and Thomas R. Reeg were paid compensation in connection with their positions as follows:

NAME	RELATIONSHIP	POSITION	ENTITY	CASH & OTHER COMPENSATION ($)(1)	2023 RSUs ($)(2)	2024 RSUs ($)(3)	TOTAL ($)

Gary L. Carano	Father of Anthony L. Carano	Executive Chairman of the Board	Caesars Entertainment Services	1,947,885	1,013,360	822,289	3,783,534

Glenn Carano	Brother of Gary L. Carano; Uncle of Anthony L. Carano	Vice President of Player Development	Caesars Entertainment Services	191,873	—	—	191,873

William Reeg	Brother of Thomas R. Reeg	Senior Vice President of Regional Operations	Caesars Entertainment Services	1,073,139	650,774	564,624	2,288,537

Shawn Clancy	Brother-in-law of Thomas R. Reeg	Chief Development Officer	Caesars Entertainment Services	620,658	274,033	229,084	1,123,775

Nina Carano	Daughter of Gary L. Carano; Sister of Anthony L. Carano	Executive Director of Accounts	Caesars Entertainment Services	277,449	22,694	19,442	319,585

Katie Carano Miller	Daughter of Gary L. Carano; Sister of Anthony L. Carano	Senior Vice President, Communications and Government Relations	Caesars Entertainment Services	648,564	289,356	241,864	1,179,784

Gene Carano	Brother of Gary L. Carano; Uncle of Anthony L. Carano	Vice President of Player Development	Caesars Entertainment Services	195,594	—	—	195,594

Gregg Carano	Brother of Gary L. Carano; Uncle of Anthony L. Carano	Vice President of Player Development	Caesars Entertainment Services	255,709	—	—	255,709

Donald Carano II	Nephew of Gary L. Carano	Director of Community Relations	Silver Legacy, Eldorado Reno and Circus Circus Reno	186,251	22,694	19,442	228,387

(1)

Includes base salary, bonus amounts paid (if any) in respect of 2023 performance, 401(k) matching contributions, insurance premiums and, to the extent applicable, severance or certain other personal benefits. For Mr. Gary L. Carano, “Other Compensation” for 2023 includes the aggregate incremental cost to the Company associated with Mr. Gary L. Carano’s personal use of Company-owned aircraft (which was $17,820 for 2023), as authorized by our CEO. For Mr. Gregg Carano, “Other Compensation” for 2023 includes the aggregate incremental cost to the Company associated with Mr. Gregg Carano’s personal use of Company-owned aircraft (which was $59,986 for 2023), as authorized by our CEO. The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips.

(2)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2023.

(3)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2024.

82	2024 PROXY STATEMENT

SECURITY OWNERSHIP

The following table provides certain information regarding the beneficial ownership of our outstanding capital stock based on public disclosures or otherwise known to the Company as of April 15, 2024, which is the Record Date:

•	Each person or group known to us to be the beneficial owner of more than 5% of our capital stock.

•	Each of our NEOs in the Summary Compensation Table.

•	Each of our directors and director nominees; and

•	All our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community or marital property laws, the persons identified in the table possess sole voting and investment power with respect to all shares of common stock held by them.

The percentage of class is based on 216,406,139 shares of our common stock outstanding as of the Record Date. Unless otherwise indicated, the address for each of the shareholders listed below is c/o 100 West Liberty Street, Suite 12th Floor, Reno, Nevada, 89501.

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF CLASS (%)

>5% Shareholders

The Vanguard Group, Inc.(1)	23,559,890	10.9%

BlackRock, Inc.(2)	17,372,762	8.0%

Capital Research Global Investors(3)	12,215,285	5.7%

Capital World Investors (4)	11,024,448	5.1%

Directors and Nominees

Bonnie Biumi(5)	27,840	*

Jan Jones Blackhurst	15,978	*

Gary L. Carano(6)	328,990	*

Frank J. Fahrenkopf, Jr.(7)	59,365	*

Kim Harris Jones	—	—%

Don R. Kornstein(8)	51,203	*

Courtney R. Mather(9)	53,327	*

Michael E. Pegram(10)	218,757	*

Thomas Reeg(11)	465,391	*

David P. Tomick(12)	75,260	*

Other Named Executive Officers

Anthony L. Carano(13)	203,698	*

Bret Yunker	123,907	*

Edmund L. Quatmann, Jr.	52,011	*

Stephanie Lepori	48,670	*

All current directors and executive officers as a group (15 persons)(14)	1,766,456	*

*	Indicates less than 1%.

(1)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on February 13, 2024. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd, Malvern, PA 19355.

(2)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on January 25, 2024. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

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(3)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on February 9, 2024. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the SEC on February 9, 2024. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(5)	Includes 4,612 deferred RSUs that are acquirable within 60 days.

(6)

Includes 40,000 shares owned by Mr. Gary L. Carano’s wife, 20,000 shares indirectly owned through a trust, and 155,526 shares owned by Mr. Gary L. Carano subject to a pledge arrangement. In addition to the shares of our common stock reported in the table above, Gary L. Carano directly and indirectly through various trusts holds a 10.1% ownership interest in and is the President and a member of the board of directors of, REI. He does not hold voting power or dispositive power with respect to REI’s 8,604,325 shares of our common stock and he disclaims beneficial ownership of REI’s 8,604,325 shares of our common stock except to the extent of any pecuniary interest therein. Information regarding the number of shares beneficially owned by REI is included herein in reliance on Schedule 13D as filed with the Securities and Exchange Commission on October 1, 2020.

(7)	Includes 49,015 deferred RSUs that are acquirable within 60 days.

(8)	Includes 6,500 shares held indirectly through a trust established for the benefit of children.

(9)

Mr. Mather has elected to defer his cash board fees into deferred stock units, pursuant to the Caesars Entertainment, Inc. Outside Director Deferred Compensation Plan. Includes 21,349 deferred phantom stock units and 15,978 deferred RSUs that are acquirable within 60 days.

(10)	Includes 57,448 deferred RSUs that are acquirable within 60 days.

(11)

Represents 242,160 shares of common stock held indirectly by a limited liability company for the benefit of Mr. Reeg’s family, 216,991 shares of common stock directly owned by Mr. Reeg through a revocable living trust, and 6,240 shares held indirectly in a 401(k) plan. Mr. Reeg is a Vice President and member of the board of directors of REI. Mr. Reeg does not have voting or dispositive power with respect to the shares of common stock held by REI and disclaims beneficial ownership of such shares of common stock.

(12)

Includes 41,470 deferred RSUs that are acquirable within 60 days, of which 30,000 deferred RSUs were transferred to a trust for the benefit of Mr. Tomick’s children. Also includes 5,800 shares owned by Mr. Tomick’s wife.

(13)	Includes 72,800 shares of common stock that are subject to a pledge arrangement.

(14)	Consists of the current members and nominees of our Board, our other NEOs and Mr. Jones.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information may be accessed electronically by means of the SEC’s Internet site at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.caesars.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

84	2024 PROXY STATEMENT

WHAT IS THE PURPOSE OF THE ANNUAL MEETING, AND WHAT AM I VOTING ON?

At the Annual Meeting you will be voting on the following proposals:

1.

Proposal 1: To elect ten (10) director nominees to our Board, each to serve as a director until the 2025 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal. This year’s Board nominees are:

•	Gary L. Carano

•	Bonnie S. Biumi

•	Jan Jones Blackhurst

•	Frank J. Fahrenkopf

•	Kim Harris Jones

•	Don R. Kornstein

•	Courtney R. Mather

•	Michael E. Pegram

•	Thomas R. Reeg

•	David P. Tomick

2.	Proposal 2: To hold an advisory vote to approve Named Executive Officer compensation.

3.	Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

4.	Proposal 4: Approval of the Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan.

5.

Proposal 5: A shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

The Company’s Board recommends the following votes:

1.	FOR each of the director nominees (Proposal 1).

2.	FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (Proposal 2).

3.	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 3).

4.	FOR the approval and adoption of the Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan (Proposal 4).

5.

AGAINST the shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties (Proposal 5).

HOW CAN I ATTEND THE ANNUAL MEETING?

Our Annual Meeting will be held in-person at the Eldorado Resort & Casino 345 North Virginia Street, Reno, Nevada 89501. You also will be able to vote your shares in-person at the Annual Meeting.

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CAN I ASK QUESTIONS DURING THE MEETING?

Yes. To submit your questions in advance of the Annual Meeting, please log on to www.proxyvote.com

WHO IS ENTITLED TO VOTE?

As of the close of business on April 15, 2024 which is the “Record Date” 216,406,139 shares of common stock were outstanding (excluding shares of Caesars common stock being held in escrow trust to satisfy unsecured claims pursuant to the Third Amended Joint Plan of Reorganization, filed with the U.S. Bankruptcy Court for the Northern District of Illinois in Chicago on January 13, 2017, at Docket No. 6318, which are not entitled to vote (the “Escrow Trust Shares”)). All record holders of Company common stock (other than the holder of the Escrow Trust Shares) are entitled to vote. Each share of common stock outstanding as of the Record Date is entitled to one vote.

WHO MAY ATTEND THE ANNUAL MEETING?

Shareholders of record as of the close of business on the Record Date, or their duly appointed proxies may attend the Annual Meeting.

WHO IS SOLICITING MY VOTE?

Our Board is sending you and making available this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and employees, without additional compensation. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses.

HOW MANY SHARES MUST BE PRESENT TO CONDUCT THE ANNUAL MEETING?

A majority of the shares of our common stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

Directors are elected by a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Shareholders may vote FOR all or some of the nominees or shareholders may vote AGAINST with respect to one or more of the nominees. The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to elect a director. Abstentions and broker non-votes will not affect the outcome of the election of directors, because they are not considered votes cast.

WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

The vote required to approve Proposals 2, 3, 4 and 5 is as follows:

The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to (i) approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 2), (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 (Proposal 3), (iii) approve and adopt the Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan. (Proposal 4) and (iv) approve the shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a

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smokefree policy for Caesars Entertainment properties (Proposal 5). Abstentions and broker non-votes are not considered votes cast although they are counted toward determining whether or not there is a quorum. Accordingly, abstentions and broker non-votes will have no effect on Proposals 2, 3, 4, or 5. Proposal 3 is a routine matter and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares, and therefore no broker non-votes are expected with respect to Proposal 3.

Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. We know of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this Proxy Statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

IS CUMULATIVE VOTING PERMITTED?

No.

WHAT IF I ABSTAIN FROM VOTING?

If you attend the meeting or send in your signed proxy card but abstain from voting, you will still be counted for purposes of determining whether a quorum exists. For the effect of abstentions on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WHAT IS A “BROKER NON-VOTE”?

Under the stock exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote”. Broker non-votes will be counted for purposes of determining the presence of a quorum. Routine matters include ratification of the selection of independent public accountants. Proposals 1, 2, 4, and 5 are non-routine matters. As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares on Proposals 1, 2, 4, and 5, then your shares may not be voted on these matters at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other holder of record as to how you wish your shares to be voted so you may participate in the voting on these important matters. For the effect of broker non-votes on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

If you are a registered shareholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 3 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter, and brokers and other nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Each of Proposals 1, 2, 4, and 5 is a non-routine matter and, therefore, your broker will not be able to vote your shares without your instructions.

HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

We offer four methods for you to vote your shares: in advance by telephone, through the Internet, by mail, or in person at the Annual Meeting. Instructions for voting in advance are included in the notice at the beginning

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of this Proxy Statement. We encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

If your shares are held in street name, you will receive a form from your broker or other nominee seeking instruction as to how to vote your shares. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate shareholder votes for the Annual Meeting.

CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised: by submitting a new proxy with a later date; by providing written notice to the Corporate Secretary or acting secretary of the Annual Meeting; or by voting in person at the Annual Meeting.

MAY I VOTE AT THE ANNUAL MEETING?

If you are a registered holder and are permitted to attend the Annual Meeting (see “Who may attend the Annual Meeting?” above), you may complete a voting ballot at the meeting. If you already properly submitted your vote in advance and would like to change your vote at the meeting, then please give written notice that you would like to revoke your original proxy to the Corporate Secretary or acting secretary of the Annual Meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the broker, bank or other nominee, otherwise you will not be permitted to vote in person at the Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting. All reports we file with the SEC are available when filed. Please see the section “Other Information—Where to Find Additional Information”.

WHERE CAN I FIND A LIST OF THE COMPANY’S SHAREHOLDERS?

A list of the Company’s shareholders is available at the Company’s corporate headquarters, located at 100 West Liberty Street, 12th Floor, Reno, NV 89501, during ordinary business hours, for 10 days prior to the Annual Meeting.

WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS?

Under Rule 14a-8 of the Exchange Act, the Corporate Secretary must receive a shareholder proposal for consideration by our shareholders at the 2025 annual meeting of shareholders no later than January 2, 2025, in order for the proposal to be considered for inclusion in our proxy materials for the 2025 annual meeting of

88	2024 PROXY STATEMENT

shareholders. To otherwise present a timely proposal or other business for consideration by our shareholders at the 2025 annual meeting of shareholders, pursuant to our Bylaws, a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February 16, 2025 nor later than the close of business on March 18, 2025 as required under the applicable provisions of our Bylaws. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. If we receive your notice before February 16, 2025 or later than the close of business on March 18, 2025, then your proposal will be untimely.

In addition, a shareholder who intends to make a nomination of a candidate for election as director of the Company at the next Election Meeting shall, as required by our Bylaws, deliver to our Secretary a notice not less than 60 days prior to the date of the next Election Meeting, setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their discretion.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Shareholders of record sharing an address who are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and wish to receive a single copy of such material in the future should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all shareholders at the shared address in the future.

However, please note that if you want to receive a paper copy of the Proxy Card or vote instruction form or other proxy materials for purposes of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

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CAESARS ENTERTAINMENT, INC.

SECOND AMENDED AND RESTATED

2015 EQUITY INCENTIVE PLAN

Section 1. Purpose. The purposes of this Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan are to promote the interests of Caesars Entertainment, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.

“Change in Control” shall mean the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the

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election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such transaction; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3) if and to the extent Rule 16b-3 is applicable to the Company and the Plan. If at any time such a committee has not been so designated or is not so composed, the Board shall constitute the Committee.

“Company” shall mean Caesars Entertainment, Inc., together with any successor thereto.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Effective Date” shall have the definition as set forth in Section 17(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in

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the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For the avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the measurable criterion or criteria (and adjustments) that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria that may be used to establish the Performance Goal(s) for any performance-based Awards may be based on one or more, or a combination of, any performance criteria, metric or factor as may be determined by the Committee, including, but not limited to, the following: return on net assets; pretax income before allocation of corporate overhead and bonus; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); net income (either before or after taxes) or adjusted net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; return on capital or invested capital; gross or net sales or revenue or sales or revenue growth; profit margin; earnings or loss per share or adjusted earnings or loss per share; net earnings; operating earnings; cash flow (including operating cash flow and free cash flow or cash flow return on capital); attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); total stockholder return; expenses; return on sales; enterprise value; equity market capitalization; economic value or economic value-added models and comparisons with various stock market indices; costs, reductions in costs and cost control

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measures; working capital; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or its Affiliates; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Affiliates, or the financial statements of the Company or its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in recognition of any other item or event as may be deemed appropriate by the Committee in its discretion.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Plan” shall mean this Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan.

“Prior Plan” shall mean the Company’s Amended and Restated 2015 Equity Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $0.00001 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities,

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other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d) No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e) The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4. Shares Available for Awards.

(a) Shares Available.

(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan on or following the Effective Date shall in the aggregate not exceed, at any time, the sum of (A) 8,000,000 Shares, (B) any Shares that remain available for issuance under the Prior Plan as of the Effective Date, and (C) any Shares that again become available for Awards under this Plan or the Prior Plan in accordance with Section 4(a)(ii) of this Plan or the Prior Plan, as applicable. Subject to adjustment as provided in Section 4(b), on or following the Effective Date the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the sum of (x) 8,000,000 Shares plus (y) any Shares that remain available for issuance under the Prior Plan as of the Effective Date (the “ISO Limit”). Subject in each instance to adjustment as provided in Section 4(b), (1) the maximum number of Shares with respect to which Awards (including Options and Stock Appreciation Rights) may be granted to any single Participant in respect of any fiscal year shall be 1,000,000 Shares, and (2) notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any

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single non-employee member of the Board in respect of any fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees) shall not exceed $950,000 (the “Director Compensation Limit”).

(ii) Shares covered by an Award granted under the Plan shall not be counted as issued under the Plan unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired, lapsed, or have been forfeited or cancelled, have been exchanged or settled in cash of the benefit provided by any Award, or have been surrendered, repurchased or canceled in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted pursuant to Section 11(c) hereof) paid by the Participant for such Shares, and any such Shares will be available for issue hereunder.

(iii) For the avoidance of doubt, the following Shares shall again be made available for delivery to Participants under the Plan: (A) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award, including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation, and (B) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.

(b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, amalgamation, liquidation, dissolution, Change in Control, exchange or other disposition of all or substantially all of the assets of the Company, sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, other corporate transaction or event, or other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any applicable laws or accounting principles, affects the Shares, then the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken in connection with the occurrence of such transaction or event (any action to give effect to a change in applicable law or accounting principles may be made within a reasonable period of time after such change) is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in applicable laws or accounting principles:

(i) To make adjustments to: (A) the number and type of Shares or other securities of the Company (or number and type of other securities or property) with respect to which Awards may be granted, (B) the number and type of Shares or other securities of the Company (or number and type of other securities or property) subject to outstanding Awards, and (C) the terms and conditions of (including the grant or exercise price and/or applicable performance goals), and the criteria included in, outstanding Awards or, if deemed appropriate, make provisions for the grant of a new Award or a cash payment or other consideration to the holder of an outstanding Award in consideration for the cancellation of such Award with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable (provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Committee takes action under this clause (C)); provided, that, the Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the ISO Limit will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

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(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee;

(iv) To replace such Award with other rights or property selected by the Administrator; and/or

(v) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

Section 5.

(a) Substitute Awards.

(i) Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition.

(ii) In the event that an entity acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees, consultants or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction. In furtherance of the foregoing, the shares assumed by the Company under the Caesars Entertainment Corporation 2017 Performance Incentive Plan (the “Legacy Caesars Shares,” and such plan, the “2017 PIP”), including all shares available for issuance under the 2017 PIP as of immediately following the closing of the Company’s merger with Caesars Entertainment Corporation (the “Closing”) as well as any shares subject to outstanding awards as of the Closing that would otherwise become available for issuance under the 2017 PIP after the Closing in accordance with the terms of the 2017 PIP (in each case after appropriate adjustment of the number of shares to reflect the transaction), may be used for awards under the Plan in accordance with this Section 5(a)(ii) and shall not reduce the Shares authorized for grant under the Plan. Notwithstanding anything to the contrary contained herein, awards under the Plan with respect to the Legacy Caesars Shares may not be granted (A) to individuals who were employed by or providing services to the Company or any subsidiary of the Company immediately prior to the Closing, (B) following the expiration of the 2017 PIP, or (C) in any other manner that would violate the exception under Nasdaq Stock Market Rule 5635(c)(3) relied upon by the Company in connection with the assumption of the Legacy Caesars Shares and the reservation of such Legacy Caesars Shares for issuance under this Plan. Shares subject to awards granted with respect to the Legacy Caesars Shares shall be counted against the total number of Legacy Caesars Shares issuable pursuant to awards under the Plan pursuant to this Section 5(a)(ii) as one share for every share subject thereto, and any Incentive Stock Options granted from the Legacy Caesars Shares shall reduce the ISO Limit.

(iii) Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the ISO Limit. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in the first sentence of Section 4(a)(i) of the Plan.

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(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, Shares purchased on the open market or of treasury Shares.

Section 6. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant. For purposes of the Plan, a “consultant” means any consultant or advisor, engaged by the Company or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

Section 7. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for a period of time necessary to comply with Company policy or applicable accounting principles), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, (x) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (y) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Committee, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to

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procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 8. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 9. Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash or Shares, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Notwithstanding anything to the contrary herein, with respect to any Shares of Restricted Stock, dividends which are paid to holders of common stock of the Company prior to vesting shall only be paid out to a Participant holding such Shares of Restricted Stock to the extent that the vesting conditions are subsequently satisfied. Shares of Restricted Stock may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law. No dividend equivalents shall be granted or paid with respect to Restricted Stock Units.

Section 10. Performance Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

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(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 11. Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 12. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would increase the Director Compensation Limit, or (ii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee will make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which adjustments may include (if applicable) adjusting the number and type of securities subject to each outstanding Award, adjusting the Award’s exercise price, grant price and/or applicable performance goals, granting new Awards to Participants, and/or making a cash payment to Participants. The adjustments provided under this Section 11(c) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.

(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or grant price per share of Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price per share, as applicable, that is less than the exercise price per share of the original Options or grant price per share of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 13. Change in Control.

In the event of a Change in Control, unless otherwise determined by the Committee or set forth in an applicable Award Agreement, the following acceleration, exercisability and valuation provisions will apply:

(a) Except to the extent that an award meeting the requirements of Section 12(c) hereof (a “Replacement Award”) is provided to a Participant in respect of such Participant’s outstanding Awards to replace or adjust such

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outstanding Awards (each, a “Replaced Award”), upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting) (any Awards that become vested as a result of the foregoing or pursuant to the terms of the applicable Award Agreement, “CIC Vested Awards”).

(b) With respect to any CIC Vested Awards, such awards may be cancelled or converted in connection with the Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such CIC Vested Awards, if any, as determined by the Committee (which, if applicable, shall be based upon the price per Share received or to be received by other stockholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Share(s) subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Committee takes action under this clause (b).

(c) An award meets the conditions of this Section 12(c) (and hence qualifies as a “Replacement Award”) only if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(c) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv) (B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(d) Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(e) Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the

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application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 14. Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15. Detrimental Activity and Recapture Provisions. Awards under the Plan shall be subject to the Policy for Recovery of Erroneously Awarded Compensation, effective as of December 1, 2023, as such policy may be amended from time to time. Further, any Award may be subject to cancellation or forfeiture, or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such other terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. Further, notwithstanding anything in the Plan to the contrary, any Award may also be subject to cancellation, or forfeiture or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded.

Section 16. General Provisions.

(a) Nontransferability.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value or consideration, except as required by applicable law.

(iii) Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren, or trusts in which these persons have more than fifty percent of the beneficial interest, or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction included in the applicable Award Agreement.

(b) Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or a Performance Award, may provide the Participant with dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that dividend equivalents with respect to such Award shall not be paid out to a Participant unless and until the underlying Award vests.

(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

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(d) Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by (A) delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for a period of time necessary to comply with Company policy or applicable accounting principles) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or Stock Appreciation Right (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability or (B) subject to any Company insider trading policy (including blackout periods), through (x) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (y) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

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(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, applied without giving effect to its conflict of laws principles.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to applicable laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. However, in no event shall the Company or any of its Affiliates be liable for any failure to comply with such requirements.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q) Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(r) Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Committee has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(s) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and

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among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with the Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 15(s) in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 15(s), the Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

Section 17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, or are exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

(d) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding

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anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 18. Term of the Plan.

(a) Effective Date. The Plan shall be effective subject to, and as of the date of, its approval by the stockholders of the Company (such date, the “Effective Date”). Subject to approval of the Plan by the stockholders of the Company, no new awards will be granted under the Prior Plan on or following the Effective Date, except that outstanding awards previously granted under the Prior Plan shall continue unaffected and shall continue to be governed by the terms of the Prior Plan.

(b) Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the Effective Date.

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CAESARS ENTERTAINMENT®

FSC www.fsc.org MIX Paper from responsible sources FSC® C132107

CAESARS ENTERTAINMENT, INC. 100 WEST LIBERTY ST., 12TH FLOOR RENO, NV 89501

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V51050-P05069    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAESARS ENTERTAINMENT, INC.
The Board of Directors recommends you vote FOR the Director Nominees in proposal 1:

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain

1a. Gary L. Carano	☐	☐	☐

1b. Bonnie S. Biumi	☐	☐	☐

1c. Jan Jones Blackhurst	☐	☐	☐

1d. Frank J. Fahrenkopf	☐	☐	☐

1e. Kim Harris Jones	☐	☐	☐

1f. Don R. Kornstein	☐	☐	☐

1g. Courtney R. Mather	☐	☐	☐

1h. Michael E. Pegram	☐	☐	☐

1i. Thomas R. Reeg	☐	☐	☐

1j. David P. Tomick	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2. COMPANY PROPOSAL: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

3. COMPANY PROPOSAL: RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2024.	☐	☐	☐

4. COMPANY PROPOSAL: APPROVE THE CAESARS ENTERTAINMENT, INC. SECOND AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	For	Against	Abstain

5. SHAREHOLDER PROPOSAL: A SHAREHOLDER PROPOSAL REGARDING ADOPTION OF A SMOKEFREE POLICY FOR CAESARS ENTERTAINMENT PROPERTIES.	☐	☐	☐

NOTE:SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V51051-P05069

CAESARS ENTERTAINMENT, INC.

Annual Meeting of Shareholders

June 11, 2024, 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas R. Reeg, Anthony L. Carano, Bret D. Yunker and Edmund L. Quatmann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAESARS ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Pacific Time on June 11, 2024 at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, NV 89501, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

FOR ALL of Caesars Entertainment, Inc.’s director nominees in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5.

Continued and to be signed on reverse side